Prospectus Supplement dated April 13, 2007 (to Prospectus dated May 19, 2006)

$516,039,670 (Approximate)
Mortgage Pass-Through Certificates

Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1
Issuing Entity

DB Structured Products, Inc.
Sponsor

Deutsche Alt-A Securities, Inc.
Depositor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

The issuing entity will hold one pool of conventional fixed-rate first lien residential mortgage loans, and will issue the following classes of certificates that are offered under this prospectus supplement:

Class	Original Principal Balance or Notional Amount(1)	Pass-Through Rate	Class	Original Principal Balance or Notional Amount(1)	Pass-Through Rate
A-1	$367,770,857	(2)	B-2	$8,391,000	6.00%
A-2	$40,863,428	(2)	B-3	$3,146,000	6.00%
AI-1	$61,295,144	(3)	B-4	$3,147,000	6.00%
AI-2	$6,810,571	(3)	B-5	$2,622,000	6.00%
AR	$100	6.00%	B-6	$1,573,000	6.00%
X	(4)	(4)	B-7	$1,574,000	6.00%
PO	$5,735,570	N/A(5)	B-8	$1,573,000	6.00%
B-1	$10,489,000	6.00%	B-9	$1,049,000	6.00%

________

See next page for footnotes.

Credit enhancement for all of these certificates will be provided by subordination.

You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  From the sale of the offered certificates, the depositor will receive approximately 102.11% of their initial certificate principal balance, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

____________________________

Deutsche Bank Securities

Underwriter

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)

Interest will accrue on the Class A-1 and Class A-2 Certificates at a per annum rate equal to (i) one-month LIBOR plus (ii) 0.300%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.300% per annum.  The per annum pass-through rate on the Class A-1 and Class A-2 Certificates for the first interest accrual period is expected to be approximately 5.620%.

(3)

Interest will accrue on the Class AI-1 and Class AI-2 Certificates at a per annum rate equal to (i) 40.200% minus (ii) the product of (a) one-month LIBOR and (b) 6, subject to a maximum rate of 40.200% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class AI-1 and Class AI-2 Certificates for the first interest accrual period is expected to be approximately 8.280%.

(4)

The Class X Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class X notional amount (initially, approximately $524,430,264) at a per annum rate calculated as described in “Description of the Certificates—Interest Calculations”.  The per annum pass-through rate on the Class X Certificates for the first interest accrual period is expected to be approximately 0.8457%.

(5)

The Class PO Certificates are principal-only certificates and are not entitled to any distributions of interest.

Table of Contents

SUMMARY

S-1

RISK FACTORS

S-13

DESCRIPTION OF THE MORTGAGE POOL

S-22

General

S-22

Mortgage Loan Characteristics

S-23

Tabular Characteristics of the Mortgage Loans

S-25

Additional Information

S-33

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and Capitalized

Interest Account

S-33

THE ORIGINATORS

S-35

General

S-35

General Underwriting Guidelines

S-35

THE MORTGAGE INSURANCE PROVIDER

S-37

THE MORTGAGE INSURANCE POLICY

S-38

ISSUING ENTITY

S-40

THE DEPOSITOR

S-40

THE SPONSOR

S-40

STATIC POOL INFORMATION

S-41

DESCRIPTION OF THE CERTIFICATES

S-41

General

S-41

Book-Entry Registration

S-43

Transfer Restrictions

S-46

Table of Fees and Expenses

S-48

Last Scheduled Distribution Date

S-50

Available Distribution Amount

S-50

Glossary of Definitions Relating to the Priority of Distributions

S-51

Priority of Distributions

S-57

Interest Calculations

S-58

Class P Certificates

S-59

Subordination and Allocation of Losses

S-59

The Class AR Certificates

S-61

Calculation of One-Month LIBOR

S-61

SERVICING

S-62

General

S-62

Wells Fargo Bank, N.A.

S-62

GMAC Mortgage, LLC

S-65

Servicing and Other Compensation and Payment of Expenses

S-67

Payments on Mortgage Loans; Deposits to Custodial Accounts

S-68

Advances

S-68

Compensating Interest

S-68

Modifications

S-69

Evidence as to Compliance

S-69

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

S-70

Wells Fargo Bank, N. A.

S-70

Deutsche Bank National Trust Company

S-71

The Distribution Account

S-72

Master Servicing and Other Compensation and Payment of Expenses

S-73

Events of Default and Removal of Master Servicer

S-73

Transfer of Master Servicing

S-73

Indemnification

S-73

THE TRUSTEE

S-74

THE CREDIT RISK MANAGER

S-76

POOLING AND SERVICING AGREEMENT

S-76

General

S-76

Assignment of the Mortgage Loans

S-76

Voting Rights

S-77

Optional Termination

S-77

Reports to Certificateholders

S-78

PREPAYMENT AND YIELD CONSIDERATIONS

S-79

Principal Prepayments and Compensating Interest

S-80

The Certificates—General

S-81

Weighted Average Life

S-82

Prepayment Speed Assumption and Modeling Assumptions

S-82

Special Considerations with Respect to the Class X and Class PO Certificates

S-94

Yield Considerations Applicable Solely to the Class AR Certificates

S-94

FEDERAL INCOME TAX CONSEQUENCES

S-95

LEGAL PROCEEDINGS

S-96

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

S-97

LEGAL INVESTMENT ASPECTS

S-97

ACCOUNTING CONSIDERATIONS

S-97

ERISA CONSIDERATIONS

S-98

METHOD OF DISTRIBUTION

S-99

SECONDARY MARKET

S-99

LEGAL MATTERS

S-99

CERTIFICATE RATINGS

S-100

AVAILABLE INFORMATION

S-101

REPORTS TO CERTIFICATEHOLDERS

S-101

INCORPORATION OF INFORMATION BY REFERENCE

S-102

ANNEX I - GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

A-I

Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•

this prospectus supplement, which describes the specific terms of this series of certificates.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Deutsche Alt-A Securities, Inc.’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity

Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1, a New York common law trust.  The issuing entity will be established pursuant to a pooling and servicing agreement dated as of the cut-off date among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee.  The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

Sponsor

DB Structured Products, Inc., a Delaware corporation.

Depositor

Deutsche Alt-A Securities, Inc., a Delaware corporation. See “The Depositor” in the prospectus.

Originators

The mortgage loans were originated by various originators, each of which has originated less than 10.00% of the mortgage loans by aggregate principal balance as of the cut-off date.

See “Description of the Mortgage Pool –The Originators” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  See “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement.

Servicers

Wells Fargo Bank, N.A., GMAC Mortgage, LLC and Countrywide Home Loans Servicing LP with respect to approximately 49.59%, 22.99% and 18.26%, respectively, of the mortgage loans by aggregate principal balance as of the cut-off date and various other servicers, each of which is servicing less than 10.00% of the mortgage loans by aggregate principal balance as of the cut-off date.

See “Servicing” in this prospectus supplement for information concerning the servicers.

Trustee

HSBC Bank USA, National Association, a national banking association. See “The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A.  See “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement.

Mortgage Insurance Provider

Radian Guaranty Inc., a Pennsylvania corporation, will

provide a mortgage insurance policy that provides coverage if a borrower defaults on a covered loan as described in this prospectus supplement. Approximately 53.32% of the mortgage loans by aggregate principal balance as of the cut-off date will be covered by the mortgage insurance policy issued by Radian Guaranty Inc.

Custodians

Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company. See “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement.

Credit Risk Manager

Clayton Fixed Income Services Inc.  See “The Credit Risk Manager” in this prospectus supplement.

Cut-Off Date

The close of business on March 1, 2007.

Closing Date

On or about April 13, 2007.

The Mortgage Pool.  On the closing date, the depositor will deposit a pool of mortgage loans into the trust.  On the closing date, the trust will contain 1,584 conventional, one-to-four family, first lien fixed-rate mortgage loans on residential real properties with original terms to maturity of not more than thirty (30) years, as described in this prospectus supplement. During the pre-funding period, which shall extend from the closing date up to and including May 21, 2007, the trust will purchase, from amounts on deposit in the pre-funding account as described in this prospectus supplement, additional conventional, one- to four-family, first lien fixed-rate mortgage loans on residential real properties, referred to herein as subsequent mortgage loans, as described in this prospectus supplement.  The initial mortgage loans and the subsequent mortgage loans are collectively referred to in this prospectus supplement as, the mortgage loans.

Because some of the mortgage loans will not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all the interest due on the certificates  during the pre-funding period.

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the applicable cut-off date (including the subsequent mortgage loans that will be purchased by the trust during the pre-funding period).

On the closing date, the depositor will pay to the securities administrator, on behalf of the trust, an amount equal to approximately $88,135,247, which is referred to herein as the pre-funded amount.  The pre-funded amount will be held by the securities administrator in an account referred to herein as the pre-funding account. During the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the mortgage pool, provided that such subsequent mortgage loans satisfy the requirements described under “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and Capitalized Interest Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period.  Any amounts remaining in the pre-funding account after May 21, 2007, will be distributed to the holders of the  certificates entitled to distributions of principal in accordance with the priorities set forth herein, as a principal prepayment on the June 2007 Distribution Date.

Required Repurchases or Substitutions of Mortgage Loans.  The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee obtains actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that mortgage loan in the transaction agreements, the trustee will be required to promptly notify the sponsor of such defect. The sponsor will then be required to correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will be required, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, to repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Characteristics of the Mortgage Loans.  The mortgage loans, including the expected subsequent mortgage loans, will consist of conventional fixed-rate residential mortgage loans secured by first liens on one- to four-family residential properties.  As of the cut-off date, the mortgage loans in the aggregate had the following approximate characteristics:

Mortgage Loans

	Range or Total		Weighted Average(2)
Number of Mortgage Loans	2,048
Aggregate Unpaid Principal Balance(1)	$524,430,264		$256,069
Unpaid Principal Balances(1)	$23,932 - $2,660,000
Interest Rates	4.750% - 10.500%		7.395%
Remaining Terms to Stated Maturity (months)	159 – 360		351
Mortgage Loan Age (months)	0 – 26		6
Original Loan-to-Value Ratio	21.40% - 100.00%		76.48%
FICO Scores(3)	580 – 818		679
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance	27.23%	CA
	14.78%	FL
	9.21%	NJ
	6.88%	NY
Maximum Five-Digit Zip Code Concentration	0.51%

(1) Approximate

(2) Indicates average or weighted average

(3) For Mortgage Loans that are scored

 Description of the Certificates

The certificates will represent all of the beneficial ownership interest in the trust.  The securities administrator will execute and authenticate and the trustee will deliver the following certificates under the pooling and servicing agreement.

Class	Original Principal Balance(1)	Type	Pass-Through Rate	Interest Type	Standard & Poor’s Rating(2)	Moody’s Rating(2)	Last Scheduled Distribution Date(3)
Offered Certificates:
A-1	$367,770,857	Super Senior	(4)	Floating Rate	AAA	Aaa	April 2037
A-2	$40,863,428	Senior Support	(4)	Floating Rate	AAA	Aaa	April 2037
AI-1	$61,295,144	Super Senior	(5)	Inverse Floating Rate	AAA	Aaa	April 2037
AI-2	$6,810,571	Senior Support/	(5)	Inverse Floating Rate	AAA	Aaa	April 2037
X	(6)	Senior/Notional/ Interest-Only	(6)	Variable	AAA	Aaa	April 2037
PO	$5,735,570	Senior/Principal-Only	N/A(7)	Principal Only	AAA	Aaa	April 2037
AR	$100	Senior/Residual	6.00%	Fixed	AAA	NR	April 2037
B-1	$10,489,000	Subordinate	6.00%	Fixed	AA+	Aa1	April 2037
B-2	$8,391,000	Subordinate	6.00%	Fixed	AA	NR	April 2037
B-3	$3,146,000	Subordinate	6.00%	Fixed	AA-	NR	April 2037
B-4	$3,147,000	Subordinate	6.00%	Fixed	A+	NR	April 2037
B-5	$2,622,000	Subordinate	6.00%	Fixed	A	NR	April 2037
B-6	$1,573,000	Subordinate	6.00%	Fixed	A-	NR	April 2037
B-7	$1,574,000	Subordinate	6.00%	Fixed	BBB+	NR	April 2037
B-8	$1,573,000	Subordinate	6.00%	Fixed	BBB	NR	April 2037
B-9	$1,049,000	Subordinate	6.00%	Fixed	BBB-	NR	April 2037
Total:	$516,039,670
Non--Offered Certificates:
P	$100	Prepayment Charges(8)	N/A	N/A	NR	NR	N/A
B-10	$2,884,000	Subordinate	6.00%	Fixed	BB	NR	April 2037
B-11	$3,147,000	Subordinate	6.00%	Fixed	B	NR	April 2037
B-12	$2,359,593	Subordinate	6.00%	Fixed	NR	NR	April 2037
Total:	$8,390,693

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.  Amount is “notional” if so indicated.

(2)

See “Certificate Ratings” in this prospectus supplement.

(3)

The actual final payment to any class of certificates could be significantly earlier.

(4)

Interest will accrue on the Class A-1 and Class A-2 Certificates at a per annum rate equal to (i) One-Month LIBOR plus (ii) 0.300%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.300% per annum.  The per annum pass-through rate on the Class A-1 and Class A-2 Certificates for the first interest accrual period is expected to be approximately 5.620%.

(5)

Interest will accrue on the Class AI-1 and Class AI-2 Certificates at a per annum rate equal to (i) 40.200% minus (ii) the product of (a) One-Month LIBOR and (b) 6, subject to a maximum rate of 40.200% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class AI-1 and Class AI-2 Certificates for the first interest accrual period is expected to be approximately 8.280%.

(6)

The Class X Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class X notional amount (initially, approximately $524,430,264) at a per annum rate calculated as described in “Description of the Certificates—Interest Calculations”.  The per annum pass-through rate on the Class X Certificates for the first interest accrual period is expected to be approximately 0.8457%.

(7)

The Class PO Certificates are principal-only certificates and are not entitled to any distributions of interest.

(8)

The Class P Certificates will be entitled to prepayment premiums, penalties or charges on the mortgage loans, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Offered Certificates

All of the Certificates, other than the Class P, Class B-10, Class B-11 and Class B-12 Certificates, are offered by this prospectus supplement and are referred to herein as the “offered certificates”.

Sometimes we refer to the certificates by their principal or interest types.  Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

Certificate Types
Super Senior Certificates:	A-1, AI-1
Senior Support Certificates:	A-2, AI-2
Fixed Rate Certificates:	AR, Subordinate Certificates
Variable Rate Certificate:	X
Floating Rate Certificates:	A-1, A-2
Inverse Floating Rate Certificates:	AI-1, AI-2
LIBOR Certificates:	Floating Rate and Inverse Floating Rate Certificates
Interest-Only Certificates:	X
Principal-Only Certificates:	PO
Senior Certificates:	A-1, A-2, AI-1, AI-2, X, PO
Subordinate Certificates:	B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, B-10, B-11, B-12
Certificates:	Senior, Subordinate, AR and P Certificates
Offered Certificates:	A-1, A-2, AI-1, AI-2, X, PO, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, AR
Non-Offered Certificates:	B-10, B-11, B-12, P
Residual Certificates:	AR
Book-Entry Certificates:	Offered Certificates (other than AR)

Class P Certificates

The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums, penalties or charges received in respect of the mortgage loans, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Class PO Certificates

The Class PO Certificates are principal only certificates. This means that the securities administrator will not distribute interest to investors in such certificates.

The securities administrator will distribute a fixed portion of the principal payments received in respect of each mortgage loan having a net mortgage rate as of the cut-off date of less than 6.00% to investors in the Class PO Certificates.  These mortgage loans are referred to in this prospectus supplement as “discount loans”. This portion is determined with respect to each discount loan based on a fraction, the numerator of which is the difference between 6.00% and the net mortgage rate on such discount loan and the denominator of which is 6.00%.

Class X Certificates

The Class X Certificates are interest-only certificates.  This means that the securities administrator will distribute interest (based upon the notional amount thereof) but will not distribute principal to investors in the Class X Certificates.

On each distribution date, the Class X Certificates will accrue interest on their notional amount calculated as described under “Description of the Certificates—Glossary of Definitions Related to the Priority of Distributions” in this prospectus supplement at their pass-through rate calculated as described in “Description of the Certificates—Interest
Calculations”.

Residual Certificates

The Class AR Certificates are residual certificates and represent the residual interests in the trust.

Distribution Dates

Distributions on the offered certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in April 2007.

Book-Entry Registration

The offered certificates (other than the Class AR Certificates) will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances.  See “Description of the Certificates–Book-Entry Registration” in this prospectus supplement.

Available Distribution Amount

On each distribution date, the Securities Administrator will make distributions to the certificateholders from the available distribution amount for such distribution date.  The available distribution amount on any distribution date will generally include the following amounts, net of servicing fees, fees payable to the Credit Risk Manager, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, including premiums under the mortgage insurance policy, prepayment charges with respect to the mortgage loans and certain other expenses of the trust:

•

amounts due on the mortgage loans during the related due period and received prior to the related determination date in respect of scheduled principal and interest payments (including advances received from the servicers and/or the master servicer);

•

full and partial prepayments received on the mortgage loans during the related prepayment period (including compensating interest received from the servicers and/or the master servicer);

•

any other unscheduled amounts received on the mortgage loans during the related prepayment period, including liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries; and

•

with respect to any distribution date during the pre-funding period, any amounts required pursuant to the pooling and servicing agreement to be deposited into the distribution account from the capitalized interest account and, with respect to the distribution date immediately following the termination of the pre-funding period, any remaining pre-funded amount, each as described in this prospectus supplement.

Interest Distributions

On each distribution date, interest will be distributed to each class of interest bearing certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance or notional amount for such class of certificates at the related pass-through rate for such class of certificates, less any interest shortfalls allocated to such class of certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates. Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class’s pro rata share of (i) prepayment interest shortfalls on the mortgage loans not covered by compensating interest, (ii) interest shortfalls on the mortgage loans as a result of the application of the Servicemembers Civil Relief Act, or similar state or local laws and (iii) certain realized losses on the mortgage loans attributable to interest.

The senior certificates, other than the Class PO Certificates, will be entitled to payments of interest prior to the payment of interest to the subordinate certificates.  Each class of subordinate certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of subordinate certificates with a lower payment priority.

See “Description of the Certificates—Priority of Distributions” and “—Interest Calculations on the Certificates” in this prospectus supplement.

Principal Distributions

On each distribution date, the securities administrator will make payments of principal to the certificates then entitled to principal from the available distribution amount with respect to the mortgage loans, in the amounts and in the order of priority described in this prospectus supplement.

See “Description of the Certificates—Priority of Distributions” in this prospectus supplement.

Credit Enhancement

Subordination and Allocation of Losses. The senior certificates will have a payment priority over the subordinate certificates. The certificates shown in the second column in the following table will be subordinated in their right to receive interest and principal payments.  These certificates will absorb all realized losses on the mortgage loans before the certificates shown on the same row in the first column absorb such losses, with limited exceptions for certain types of losses.  The support provided by the certificates shown in the second column is intended to enhance the likelihood that the certificates shown in the first column will receive expected monthly payments of interest and principal.

Class(es)	Credit Support	Initial Credit Support Percentage(1)
Senior Certificates	Subordinate Certificates	8.00%
Class B-1 Certificates	Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	6.00%
Class B-2 Certificates	Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	4.40%
Class B-3 Certificates	Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	3.80%
Class B-4 Certificates	Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	3.20%
Class B-5 Certificates	Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	2.70%
Class B-6 Certificates	Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	2.40%
Class B-7 Certificates	Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	2.10%
Class B-8 Certificates	Class B-9, Class B-10, Class B-11 and Class B-12 Certificates	1.80%
Class B-9 Certificates	Class B-10, Class B-11 and Class B-12 Certificates	1.60%
Class B-10 Certificates	Class B-11 and Class B-12 Certificates	1.05%
Class B-11 Certificates	Class B-12 Certificates	0.45%
Class B-12 Certificates	N/A	0.00%

(1) In each row, this percentage is the percentage that the initial certificate principal balance of the certificates listed under credit support constitutes the aggregate principal balance of the  mortgage loans, as of the Cut-Off Date.

The securities administrator will distribute prepayments with respect to the mortgage loans in a manner that will enhance the likelihood that investors in the senior certificates (other than the interest only certificates) will be paid the full amount of principal to which they are entitled.  Generally, during the first five years, the Securities Administrator will generally distribute all of the principal prepayments from the mortgage loans to the senior certificates (other than the interest only certificates). Then, over the following four years, the distribution of principal prepayments to the senior certificates (other than the interest only certificates) will decrease as the securities administrator begins to distribute an increasingly larger portion of principal prepayments to the subordinate certificates. On the April 2016 distribution date, the securities administrator will distribute principal prepayments with respect to the mortgage loans proportionately between the senior certificates (other than the interest only certificates) and the subordinate certificates if certain tests are met.

See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Retention of Certain Servicing Rights

The sponsor will retain certain rights relating to the servicing of the mortgage loans, including the right to sell the servicing rights with respect to approximately 100% of the mortgage loans serviced by GMAC Mortgage, LLC at any time to a successor servicer as further specified in the pooling and servicing agreement.  See “Servicing–Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Mortgage Insurance Policy

Radian Guaranty Inc., a Pennsylvania corporation, will issue a mortgage insurance policy that will cover approximately 53.32% of the mortgage loans by aggregate principal balance as of the cut-off date.  Subject to certain limitations, the mortgage insurance policy will generally be available to cover losses resulting from a default on those covered mortgage loans that are not subject to a policy exclusion.  The mortgage insurance policy will provide coverage for each covered mortgage loan in an amount (after taking into account existing primary mortgage insurance coverage) equal to a percentage of the principal balance of the covered mortgage loan equal to 100% minus a fraction (expressed as a percentage) the numerator of which is 60.00% and the denominator of which is the loan-to-value ratio of the covered mortgage loan at origination.

We refer you to “The Mortgage Insurance Policy” in this prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Description of the Certificates—Advances” in this prospectus supplement. The master servicer will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable servicer or the master servicer, as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Servicing–Advances” in this prospectus supplement and “Description of the Securities–Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

The servicing fee that will be paid to the related servicers ranges from approximately 0.250% per annum to approximately 0.375% per annum, and the weighted average servicing fee for the mortgage loans as of the cut-off date will be approximately 0.250% per annum.

The servicing fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.  The obligation to pay the servicing fee to the related servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Credit Risk Manager Fee

With respect to the mortgage loans, the fee that will be paid to the credit risk manager will be equal to approximately 0.009% per annum of the stated principal balance of each mortgage loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.

Expected Final Distribution Date

The expected final distribution date for each class of offered certificates is as set forth in the following table:

Class	Expected Final Distribution Date
A-1	December 2013
A-2	December 2013
AI-1	December 2013
AI-2	December 2013
X	December 2013
PO	December 2013
AR	April 2007
B-1	December 2013
B-2	December 2013
B-3	December 2013
B-4	December 2013
B-5	December 2013
B-6	December 2013
B-7	December 2013
B-8	December 2013
B-9	December 2013

The expected final distribution date for each class of offered certificates is based upon (i) 120% PPC of the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under “Prepayment and Yield Considerations–Prepayment Assumption and Modeling Assumptions” and (iii) assuming the optional termination is exercised on the earliest possible distribution date, as described in this prospectus supplement under “The Pooling and Servicing Agreement–Optional Termination”.  It is possible that the principal balance or notional amount, as applicable, of the certificates may be fully paid or reduced to zero, as applicable, prior to the related expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the related expected final distribution date.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in April 2037, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing mortgage loan.

The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the mortgage loans.

Optional Termination

The master servicer may, at its option and subject to certain conditions, purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total outstanding principal balance of the mortgage loans (and the fair market value of any properties acquired in respect of the mortgage loans) on any distribution date is less than or equal to 10% of the sum of the aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date.

See “Pooling and Servicing Agreement–Optional Termination” in this prospectus supplement.

Federal Income Tax Treatment

The offered certificates (other than the Class AR Certificates) will represent ownership of REMIC regular interests, which will be treated as ownership of debt.  Certificateholders must include in income all interest and any original issue discount on such offered certificates in accordance with the accrual method of accounting, even if the certificateholder is otherwise a cash method taxpayer.  The residual certificates will consist of components, each of which will represent the sole class of residual interests in a REMIC.

Certain classes of offered certificates may be treated as having been issued with original issue discount.

See “Federal Income Tax Consequences” in this prospectus supplement.

Legal Investment

Prior to the date on which the balance of the pre-funding account has been reduced to zero, the offered certificates will not constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA.  On and after the date on which the balance of the pre-funding account has been reduced to zero, the offered certificates (other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates) will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA  for so long as such offered certificates are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization.  Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them.  See “Legal Investment Aspects” in this prospectus supplement.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement, other than the Class AR Certificates, may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.

We refer you to “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

TRANSACTION STRUCTURE

RISK FACTORS

The offered certificates may not be suitable investments for you.  In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the related mortgage loans.  Mortgage prepayment rates are likely to fluctuate significantly from time to time.  You should consider the associated risks, including the following:

Prepayments on the mortgage loans may affect the yield on your certificates.

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If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of classes of certificates purchased at a premium over their principal balances. However, with respect to approximately 43.26% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.  All prepayment charges collected will be paid to the holder of the Class P Certificates, except such prepayment charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

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If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any classes of certificates purchased at a discount to their principal balances.  If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of any classes of certificates purchased at a premium to their principal balances.

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If your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

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If the mortgage loans having net mortgage rates less than 6.00% per annum are prepaid at a rate slower than expected, this may reduce the yield of the Class PO Certificates.

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If the mortgage loans having net mortgage rates equal to or greater than 6.00% per annum are prepaid at a rate faster than expected, this may reduce the yield of the Class X Certificates, and investors in these certificates may not fully recoup their initial investments.

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The Class A-1 and Class A-2 Certificates will receive interest at a rate that varies directly with changes in one-month LIBOR, subject to a minimum pass-through rate of 0.300% per annum and a maximum pass-through rate of 7.000% per annum. Accordingly, if you purchase Class A-1 and Class A-2 Certificates, you should be aware that such certificates will be sensitive to changes in one-month LIBOR.

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The Class AI-1 and Class AI-2 Certificates will receive interest at a rate that varies inversely with changes in one-month LIBOR, subject to a minimum pass-through rate of 0.000% per annum and a maximum pass-through rate of 40.200% per annum.  Accordingly, if you purchase Class AI-1 and Class AI-2 Certificates, you should be aware that such certificates will be sensitive to changes in one-month LIBOR.

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Generally, the subordinate certificates will not be entitled to receive any principal prepayments on the mortgage loans until the distribution date in April 2012, unless the certificate principal balances of the senior Certificates (other than the interest only certificates) have been reduced to zero prior to that date.  On each distribution date which occurs during the next four years, the subordinate certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the senior certificates (other than the interest only certificates) will be entitled to receive distributions allocable to principal based on a disproportionately large percentage of principal prepayments on such mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the subordinate certificates, the subordination afforded to the senior certificates by the subordinate certificates, in the absence of losses allocated to the subordinate certificates, will be increased. This effect is intended to preserve the subordination provided by the subordinate certificates to the senior certificates.

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If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related certificates.

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The rate of principal payments on the mortgage loans varies and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See “Prepayment and Yield Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

Losses and delinquent payments on the mortgage loans may affect the return on the certificates.

If, as a result of losses on the mortgage loans, the certificate principal balances of a class of subordinate certificates is reduced to zero, each class of subordinate certificates immediately senior to such class will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the next most subordinate class of certificates, until the certificate principal balance of such class has been reduced to zero.  Losses on the mortgage loans will be allocated to the Class B-12, Class B-11, Class B-10, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, until their respective certificate principal balances are reduced to zero.  If, as a result of losses on the mortgage loans, the certificate principal balances of the subordinate certificates are reduced to zero, the yield on the senior certificates will be extremely sensitive to losses on the mortgage loans since such losses (other than the discount portion of any loss on a discount loan, which portion will be allocated to the Class PO Certificates) will then be allocated first, pro rata, to the Class A-2 and Class AI-2 Certificates until the respective certificate principal balances of the Class A-2 and Class AI-2 Certificates have been reduced to zero and second, pro rata, to the Class A-1 and Class AI-1 Certificates until the respective certificate principal balances of the Class A-1 and Class AI-1 Certificates have been reduced to zero.

Delinquencies that are not covered by amounts advanced by the related servicer or the master servicer, as applicable, because the related servicer or the master servicer believes such amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class B-12, Class B-11, Class B-10, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates and the senior certificates, sequentially, in that order.  Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first, by the subordinate certificates, in the reverse order of their seniority, and then (other than the discount portion of any loss on a discount loan, which portion will be allocated to the Class PO Certificates) first, pro rata, by the Class A-2 and Class AI-2 Certificates until the respective certificate principal balances of the Class A-2 and Class AI-2 Certificates have been reduced to zero and second, pro rata, by the Class A-1 and Class AI-1 Certificates until the respective certificate principal balances of the Class A-1 and Class AI-1 Certificates have been reduced to zero.  Realized losses will be allocated to a class of certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class.  Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Subordination and Allocation of Losses”, such amounts will not be reinstated.

The yield on the subordinate certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans.  In general, losses on the mortgage loans and the resulting reduction in the certificate principal balance of the subordinate certificates will result in less interest accruing on such certificates than would otherwise be the case.  The earlier a loss and resulting reduction in certificate principal balance occurs, the greater the effect on an investor’s yield.  The yield on the subordinate certificates will also be affected by the disproportionate allocations of principal prepayments and liquidation proceeds to the senior certificates (other than the interest only certificates), and the allocation of shortfalls in available funds to the subordinate certificates.

The yields to maturity on the offered certificates will depend on a variety of factors.

The yields to maturity on the offered certificates will depend on:

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the applicable pass-through rate thereon;

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the applicable purchase price;

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the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates; and

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the rate, timing and severity of realized losses on the related mortgage loans, adjustments to the mortgage rates on the related mortgage loans, the amount of excess interest generated by the related mortgage loans and the allocation to the offered certificates of certain interest shortfalls.

In general, if the offered certificates are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 120% PPC to call (based on the assumed prepayment rates set forth under “Yield on the Certificates–Weighted Average Lives” in this prospectus supplement) and weighted average lives corresponding thereto.  No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

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the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

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the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

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the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the related servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults. Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund. The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Payment in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately 9.63% of the mortgage loans by aggregate principal balance of the mortgage loans as of the cut-off date, will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

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the level of available mortgage interest rates at the time of sale or refinancing;

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the borrower’s equity in the related mortgaged property;

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the financial condition of the borrower;

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tax laws;

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prevailing general economic conditions; and

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the availability of credit for single family real properties generally.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so.  There is no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue.  Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield.  The market values of the certificates are likely to fluctuate.  These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  However, any class of certificates may experience illiquidity.

Payments from the mortgage loans are the sole source of payments on the certificates.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodians, the servicers, the trustee, the credit risk manager, the underwriter or any of their affiliates.  However, each of the depositor and the sponsor does have limited obligations with respect to certain breaches of its representations and warranties.  No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodians, the trustee, the credit risk manager, the underwriter or any of their affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the related certificates, you will have no recourse to the depositor, the sponsor the master servicer, the servicers, the securities administrator, the custodians, the trustee, the credit risk manager, the underwriter or any of their affiliates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

As of the cut-off date, mortgaged properties located in California and Florida secure approximately 27.23% and 14.78%, respectively, of the mortgage loans.  If the residential real estate market in those states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates.  If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors.  The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest with respect to the defaulted mortgage loans.

The high percentage of mortgaged properties located in California may cause the rate of delinquencies, defaults and losses on the mortgage loans to be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

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Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

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Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

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Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

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Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

Approximately 43.91% of the mortgage loans by aggregate principal balance of the mortgage loans as of the cut-off date, require the mortgagors to make monthly payments of accrued interest only for the first five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the mortgagor’s monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on the related certificateholders’ investment.

The Class AR Certificates have tax implications that are different from the other certificates.

The Class AR certificateholders will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of each REMIC regardless of the amount or timing of their receipt of cash payments.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus and “Federal Income Tax Consequences—Residual Certificates” in this prospectus supplement.  Accordingly, the Class AR certificateholders may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that period which results in a negative after-tax return.  The requirement that the Class AR certificateholders report their pro rata share of the taxable income and net loss of each REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class AR certificateholders have received full payment of their stated interest and principal.  It is expected that all or a substantial portion of each such REMICs’ taxable income will be treated as “excess inclusion” income to the Class AR certificateholder which “excess inclusion” income:

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will not be subject to offset by losses from other activities;

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for a tax-exempt holder, will be treated as unrelated business taxable income; and

•

for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

Individual Class AR certificateholders may be limited in their ability to deduct servicing fees and other non-interest expenses of each REMIC.  Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  Therefore, the after-tax yield on the Class AR Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.  See “Material Federal Income Tax Considerations— REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus and “Federal Income Tax Consequences—Residual Certificates” in this prospectus supplement.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable.  In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust will each be characterized as a sale.  Each of the sponsor and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act and similar state or local laws, referred to in this prospectus supplement as the Relief Act, provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates.  In addition, the Relief Act and similar state or local laws may affect the ability of the trust to foreclose on a mortgage loan the mortgagor of which is in active military service.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

To the extent amounts on deposit in the pre-funding account are not used, there may be a mandatory prepayment of the certificates.

To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before May 21, 2007, the holders of the certificates entitled to principal will receive on the June 2007 distribution date the pre-funded amount remaining after the purchase of subsequent mortgage loans as a prepayment of principal in accordance with the priorities set forth in this prospectus supplement. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal prepayment to the holders of the certificates on such distribution date.

Ratings on the certificates are dependent on the creditworthiness of Radian Guaranty Inc.

The ratings assigned to the certificates by the rating agencies may be based in part on the ratings assigned to Radian Guaranty Inc., the mortgage insurance provider. Any reduction in the ratings assigned to the mortgage insurance policy provider by S&P or Moody’s could result in the reduction of the ratings assigned to the certificates. This reduction in ratings would likely adversely affect the liquidity and market value of the certificates.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance. See “Description of the Mortgage Pool–Mortgage Loan Characteristics” in this prospectus supplement.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the loans in the trust fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•

differences in loan type;

•

the relative seasoning of the pools;

•

differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•

the extent to which the loans in a pool have prepayment penalties;

•

whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans (the “Mortgage Pool”) delivered to the trust on the closing date will consist of 1,584 conventional one-to four-family, first lien fixed-rate mortgage loans that have an aggregate outstanding principal balance as of the cut-off date, after deducting scheduled payments due on or before that date whether or not received, of approximately $436,295,018 (the “Initial Mortgage Loans”).  None of the Initial Mortgage Loans were delinquent as of the cut-off date.  The delinquency status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a mortgagor failed to make a monthly payment due on February 1, by February 28, that Mortgage Loan would be considered current in payment.  If the payment were not made on March 1, the Mortgage Loan would then be considered to be 30 days delinquent.

During the Pre-Funding Period, the trust will purchase subsequent Mortgage Loans to be included in the Mortgage Pool (the “Subsequent Mortgage Loans”) with amounts on deposit in a trust account established and maintained by the securities administrator (the “Pre-Funding Account”). After the termination of the Pre-Funding Period, the trust will include the Initial Mortgage Loans and the Subsequent Mortgage Loans, which together are expected to have an aggregate principal balance as of the cut-off date of approximately $524,430,264 after application of scheduled payments due on or before the cut-off date whether or not received (the Initial Mortgage Loans and the Subsequent Mortgage Loans collectively, the “Mortgage Loans”).

The description of the Mortgage Pool in this prospectus supplement, which includes the Initial Mortgage Loans and the expected Subsequent Mortgage Loans, and the mortgaged properties related thereto is based upon the principal balance of the Mortgage Loans at the close of business on the cut-off date, after deducting the scheduled principal payments due on or before such date, whether or not received.  References to weighted averages refer, in each case, to weighted averages by principal balance as of the cut-off date of the Mortgage Loans (determined as described in the preceding sentence).  Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise.  In such event, other Mortgage Loans may be included in the Mortgage Pool as of the closing date.  Prior to the transfer  to the trust of the Subsequent Mortgage Loans, Subsequent Mortgage Loans may be removed from the pool of Subsequent Mortgage Loans that the depositor currently expects to transfer to the trust as a result of principal prepayments in full, delinquencies or otherwise.  The depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued and after transfer of the Subsequent Mortgage Loans, although the range of mortgage rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.  See “—Additional Information” in this prospectus supplement.

All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement are by aggregate Stated Principal Balance of the Mortgage Loans and the aggregate number and aggregate Stated Principal Balance of the Mortgage Loans include information as of the cut-off date pertaining to Subsequent Mortgage Loans identified and expected to be transferred to the trust no later than May 21, 2007.  All dollar amounts, percentages and other numerical information relating to the Mortgage Loans described herein are subject to a permitted variance of plus or minus 5%.

The Mortgage Loans have original terms to maturity of not greater than 30 years.  The Mortgage Loans, other than the Interest Only Loans (as defined below) and the Balloon Loans (as defined below), provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their remaining amortization terms.  Approximately 43.91% of the Mortgage Loans, by aggregate principal balance as of the cut-off date, are interest only loans (“Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final maturity date.  Approximately 9.63% of the Mortgage Loans, by aggregate principal balance as of the cut-off date, are balloon loans (“Balloon Loans”) which provide for scheduled monthly payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances as of their respective maturity date, unless prepaid prior thereto.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a “Mortgaged Property”).  The Mortgaged Properties will include single family residences, two- to four-family dwelling units, townhouses, condominium units, co-ops and planned unit developments, all of which are the property subject to the lien of the related mortgage and consist of no more than four units and has the additional characteristics described below and in the prospectus.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.  All of the Mortgage Loans are fixed-rate Mortgage Loans.

Mortgage Loan Characteristics

The weighted average FICO Score for the Mortgage Loans that were scored is approximately 679.  “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor’s creditworthiness as of the time the score is obtained.  FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor’s probability of default.  The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  FICO Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a Mortgage Loan.  Furthermore, FICO Scores were not developed specifically for use in connection with Mortgage Loans, but for consumer loans in general.  Therefore, a FICO Score does not take into consideration the effect of Mortgage Loan characteristics on the probability of repayment by the mortgagor.  The depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

Approximately 98.95% of the Mortgage Loans will have principal and interest (or with respect to the Interest-Only Loans, interest) payable on the first day of each month, which day is called the due date.  None of the Mortgage Loans will have an original scheduled maturity date later than 30 years.  At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

Approximate Loan-to-Value Ratio	Percentage of Mortgage Loans by Principal Balance
Less than or equal to 80%	92.98%
Greater than 80%, but less than or equal to 95%	4.10%
Greater than 95%, but less than or equal to 100%	2.92%

The loan to value ratios were based upon the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the Mortgaged Property.  Approximately 97.65% of the Mortgage Loans having loan-to-value ratios greater than approximately 80% at origination are covered by mortgagor paid or lender paid primary mortgage insurance policies.  Approximately 55.88% of the Mortgage Loans are covered by lender paid primary mortgage insurance policies which will cover certain losses on such Mortgage Loans up to specified limits.  Additionally, approximately 53.32% of the Mortgage Loans by aggregate principal balance as of the cut-off date are covered by a mortgage insurance policy provided by Radian Guaranty, Inc.

Approximately 43.26% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but in most cases is equal to six months’ interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law.  The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.  Under the limited instances described under the terms of the related servicing agreement, the related servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating Mortgage Loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003.  Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act may have on the prepayment performance of the Mortgage Loans. The depositor makes no representation as to the effect that the Prepayment Charges, decisions by the related servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Tabular Characteristics of the Mortgage Loans

Subject to a permitted variance of plus or minus 5%, as of the cut-off date, the Mortgage Loans (including the Subsequent Mortgage Loans) have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50,000	26	$ 1,086,220	0.21%
50,001 - 100,000	300	22,960,290	4.38
100,001 - 150,000	366	45,843,657	8.74
150,001 - 200,000	350	61,118,338	11.65
200,001 - 250,000	248	55,647,902	10.61
250,001 - 300,000	173	47,384,084	9.04
300,001 - 350,000	111	36,049,043	6.87
350,001 - 400,000	62	23,219,430	4.43
400,001 - 450,000	105	44,938,134	8.57
450,001 - 500,000	89	42,176,102	8.04
500,001 - 550,000	59	30,970,990	5.91
550,001 - 600,000	47	27,092,727	5.17
600,001 - 650,000	48	30,147,761	5.75
650,001 - 700,000	7	4,730,630	0.90
700,001 - 750,000	12	8,721,386	1.66
750,001 - 800,000	12	9,340,094	1.78
800,001 - 850,000	7	5,745,439	1.10
850,001 - 900,000	6	5,229,284	1.00
900,001 - 950,000	5	4,632,968	0.88
950,001 - 1,000,000	12	11,885,328	2.27
Greater than or equal to 1,000,001	3	5,510,455	1.05
Total:	2,048	$524,430,264	100.00%

Principal Balances of the Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50,000	26	$ 1,086,220	0.21%
50,001 - 100,000	302	23,159,663	4.42
100,001 - 150,000	366	45,937,118	8.76
150,001 - 200,000	350	61,224,975	11.67
200,001 - 250,000	247	55,497,193	10.58
250,001 - 300,000	173	47,434,474	9.04
300,001 - 350,000	112	36,443,105	6.95
350,001 - 400,000	63	23,716,156	4.52
400,001 - 450,000	105	45,090,871	8.60
450,001 - 500,000	87	41,333,284	7.88
500,001 - 550,000	58	30,471,130	5.81
550,001 - 600,000	48	27,690,554	5.28
600,001 - 650,000	47	29,549,935	5.63
650,001 - 700,000	7	4,730,630	0.90
700,001 - 750,000	12	8,721,386	1.66
750,001 - 800,000	12	9,340,094	1.78
800,001 - 850,000	7	5,745,439	1.10
850,001 - 900,000	6	5,229,284	1.00
900,001 - 950,000	6	5,579,597	1.06
950,001 - 1,000,000	11	10,938,699	2.09
Greater than or equal to 1,000,001	3	5,510,455	1.05
Total:	2,048	$524,430,264	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
California	330	$142,784,039	27.23%
Florida	334	77,488,172	14.78
New Jersey	141	48,292,889	9.21
New York	91	36,105,612	6.88
Arizona	70	17,267,945	3.29
Virginia	58	15,779,156	3.01
Nevada	56	15,592,722	2.97
Texas	110	14,337,905	2.73
Massachusetts	52	14,309,537	2.73
Maryland	42	13,040,314	2.49
Illinois	59	12,497,001	2.38
Washington	54	12,488,774	2.38
Georgia	78	11,341,956	2.16
North Carolina	49	8,483,221	1.62
Oregon	33	7,515,235	1.43
Colorado	30	6,728,244	1.28
Minnesota	33	6,332,150	1.21
Pennsylvania	45	5,865,536	1.12
Connecticut	25	5,788,303	1.10
Louisiana	49	5,315,057	1.01
Ohio	39	4,918,988	0.94
Tennessee	35	4,300,985	0.82
Michigan	30	3,865,758	0.74
South Carolina	19	3,411,288	0.65
Utah	14	3,286,355	0.63
Missouri	25	3,262,438	0.62
Hawaii	7	2,688,096	0.51
Alabama	18	2,455,914	0.47
Wisconsin	15	2,346,472	0.45
New Mexico	10	1,907,885	0.36
Indiana	16	1,778,432	0.34
District of Columbia	5	1,674,233	0.32
Idaho	10	1,627,346	0.31
Mississippi	15	1,409,467	0.27
Rhode Island	6	1,321,698	0.25
Oklahoma	6	1,231,279	0.23
Wyoming	3	1,054,700	0.20
New Hampshire	4	795,361	0.15
Alaska	3	706,687	0.13
Kentucky	6	661,152	0.13
Kansas	5	515,741	0.10
Nebraska	4	378,812	0.07
Maine	2	368,796	0.07
Iowa	5	311,898	0.06
Vermont	2	300,730	0.06
Arkansas	3	242,481	0.05
Delaware	1	161,500	0.03
Montana	1	92,000	0.02
Total:	2,048	$524,430,264	100.00%

Mortgage Interest Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
4.500 - 4.999	1	$ 527,832	0.10%
5.000 - 5.499	1	267,034	0.05
5.500 - 5.999	18	4,878,552	0.93
6.000 - 6.499	118	32,362,009	6.17
6.500 - 6.999	460	143,635,765	27.39
7.000 - 7.499	444	124,026,970	23.65
7.500 - 7.999	491	112,987,271	21.54
8.000 - 8.499	208	42,308,458	8.07
8.500 - 8.999	207	42,453,798	8.10
9.000 - 9.499	61	11,990,745	2.29
9.500 - 9.999	35	5,646,246	1.08
10.000 - 10.499	2	2,713,526	0.52
10.500 - 10.999	2	632,059	0.12
Total:	2,048	$524,430,264	100.00%

Mortgaged Property Types of the Mortgage Loans

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Single Family Residence	1,280	$325,392,677	62.05%
PUD	307	83,742,570	15.97
2-4 Family	260	75,126,415	14.33
Condominium	190	38,503,653	7.34
Townhouse	8	1,087,163	0.21
Co-op	3	577,786	0.11
Total:	2,048	$524,430,264	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50.00	41	$ 7,013,683	1.34%
50.01 - 55.00	14	2,749,172	0.52
55.01 - 60.00	39	11,469,087	2.19
60.01 - 65.00	102	36,764,177	7.01
65.01 - 70.00	237	67,920,184	12.95
70.01 - 75.00	222	62,543,470	11.93
75.01 - 80.00	1,178	299,150,462	57.04
80.01 - 85.00	21	4,282,202	0.82
85.01 - 90.00	56	10,097,986	1.93
90.01 - 95.00	40	7,104,343	1.35
95.01 - 100.00	98	15,335,498	2.92
Total:	2,048	$524,430,264	100.00%

Loan Programs of the Mortgage Loan

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Stated Documentation	834	$232,121,753	44.26%
No Ratio	416	107,597,534	20.52
Full Documentation	421	89,444,700	17.06
No Documentation	294	68,567,361	13.07
No Income Verifier	70	22,631,044	4.32
Limited	13	4,067,873	0.78
Total:	2,048	$524,430,264	100.00%

FICO Scores for the Mortgage Loan

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
No FICO	2	$ 338,476	0.06%
580 - 599	3	713,191	0.14
600 - 619	31	8,615,647	1.64
620 - 639	308	79,877,952	15.23
640 - 659	334	80,952,605	15.44
660 - 679	412	97,150,095	18.52
680 - 699	378	105,831,449	20.18
700 - 719	224	70,368,403	13.42
720 - 739	159	42,257,612	8.06
740 - 759	93	17,919,911	3.42
760 - 779	68	13,716,056	2.62
780 - 799	26	4,512,467	0.86
Greater than or equal to 800	10	2,176,401	0.42
Total:	2,048	$524,430,264	100.00%

Loan Purpose of the Mortgage Loan

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Purchase	1,058	$244,419,252	46.61%
Refinance – Cashout	732	214,256,630	40.86
Refinance – Rate Term	258	65,754,383	12.54
Total:	2,048	$524,430,264	100.00%

Occupancy Status of the Mortgage Loan

Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Primary	1,470	$410,742,213	78.32%
Investment	521	98,451,688	18.77
Second Home	57	15,236,363	2.91
Total:	2,048	$524,430,264	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Prepayment Penalty Terms on the Mortgage Loan at Origination

Prepayment Penalty Term at Origination (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0	1,089	$297,553,566	56.74%
6	16	5,193,022	0.99
12	110	29,018,354	5.53
24	54	13,247,310	2.53
36	738	168,728,277	32.17
60	41	10,689,736	2.04
Total:	2,048	$524,430,264	100.00%

Originator of the Mortgage Loan

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Sierra Pacific Mortgage, Inc	109	$ 40,878,622	7.79%
M&T Bank	208	40,277,755	7.68
Alliance Bancorp	142	34,527,220	6.58
American Home Mortgage	153	32,943,066	6.28
Pinnacle Financial Corporation	140	32,841,345	6.26
Pinnacle Direct Funding Corp.	153	31,126,197	5.94
Lancaster Mortgage Bankers, LLC	95	27,936,654	5.33
Other (Less than 5% individually)	1,048	283,899,406	54.13
Total:	2,048	$524,430,264	100.00%

Loan Product of the Mortgage Loan

Loan Product	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Fixed - 15 Year IO	9	$ 4,393,640	0.84%
Fixed - 20 Year	7	1,830,865	0.35
Fixed - 20 Year - IO	1	156,000	0.03
Fixed - 25 Year	2	351,187	0.07
Fixed - 30 Year	1,074	241,422,345	46.04
Fixed - 30 Year IO	742	225,750,874	43.05
Balloon - 15/30	7	1,342,162	0.26
Balloon - 30/40	206	49,183,191	9.38
Total:	2,048	$524,430,264	100.00%

 Pool Delinquency and Loss Experience

The following table sets forth certain information regarding the delinquency experience of the Mortgage Loans as of the Cut-Off Date.

Delinquency Experience

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
30-59 Days
0 times	1,992	$507,987,910	96.86%
1 times	47	14,119,613	2.69
2 times	5	1,623,306	0.31
3 times	4	699,435	0.13
Total	2,048	$524,430,264	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
60-89 Days
0 times	2,032	$519,844,695	99.13%
1 times	12	3,575,489	0.68
2 times	2	554,698	0.11
3 times	2	455,382	0.09
Total	2,048	$524,430,264	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
90-119 Days
0 times	2,044	$523,370,819	99.80%
1 times	3	712,617	0.14
2 times	1	346,828	0.07
Total	2,048	$524,430,264	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
120-149 Days
0 times	2,045	$523,750,423	99.87%
1 times	2	477,659	0.09
2 times	1	202,182	0.04
Total	2,048	$524,430,264	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
150-179 Days
0 times	2,047	$524,299,433	99.98%
1 times	1	130,831	0.02
Total	2,048	$524,430,264	100.00%

As of the Cut-Off Date, none of the Mortgage Loans were delinquent 180 days or more since origination.

Additional Information

The description in this prospectus supplement of the characteristics of the Mortgage Pool and the Mortgaged Properties is based upon the Initial Mortgage Loans and the Subsequent Mortgage Loans that the depositor expects to transfer to the trustee, on behalf of the trust.  Prior to the issuance of the certificates, the depositor may add or remove Initial Mortgage Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate.  Prior to the transfer  to the trust of the Subsequent Mortgage Loans, Subsequent Mortgage Loans may be removed from the pool of Subsequent Mortgage Loans that the depositor currently expects to transfer to the trust as a result of principal prepayments in full, delinquencies or otherwise.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and Capitalized Interest Account

The trustee, on behalf of the trust, is expected to purchase, using funds on deposit in the Pre-Funding Account, from the depositor during the period commencing on the closing date and ending on May 21, 2007 (the “Pre-Funding Period”), subject to the availability thereof, Subsequent Mortgage Loans secured by conventional, one- to four-family, fixed-rate Mortgage Loans secured by first liens on residential Mortgaged Properties. The Subsequent Mortgage Loans will be transferred to the trustee, on behalf of the trust, on any date during the Pre-Funding Period (each such date, a “Subsequent Transfer Date”) pursuant to subsequent transfer instruments between the depositor and the trustee. In connection with the purchase of Subsequent Mortgage Loans on such Subsequent Transfer Dates, the securities administrator, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the Pre-Funding Account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. On each Subsequent Transfer Date, the depositor will transfer to the trust all of its right, title and interest in and to the related Subsequent Mortgage Loans, including all scheduled payments with respect to each such Subsequent Mortgage Loan due after the later of (i) the first day of the month in which such Subsequent Transfer Date occurs and (ii) the date of origination of that Subsequent Mortgage Loan (such later date the “Subsequent Cut-Off Date” with respect to that Subsequent Mortgage Loan).  Following each Subsequent Transfer Date, the aggregate principal balance of the Mortgage Loans which were part of the trust prior to such Subsequent Transfer Date will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the trust will require application of substantially all of the amount deposited into the Pre-Funding Account on the closing date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance that exactly equal the amount deposited into the Pre-Funding Account on the closing date. The aggregate characteristics of the Mortgage Loans in the trust will change upon the acquisition of related Subsequent Mortgage Loans.  It is expected that Subsequent Mortgage Loans having an aggregate principal balance as of the cut-off date of approximately $88,135,247 after application of scheduled payments due on or before the cut-off date whether or not received, which have been identified by the depositor, will be transferred to the trust within sixty days of the closing date.  To the extent that the identified Subsequent Mortgage Loans have an aggregate principal balance as of the related Subsequent Cut-off Dates of less than $88,135,247, either additional Subsequent Mortgage Loans will be delivered by the depositor during the Pre-Funding Period in order to reach that amount or the pre-funded amount remaining after the purchase of all Subsequent Mortgage Loans will be distributed as a payment of principal in accordance with the priorities set forth in this prospectus supplement.

The Pre-Funding Account will be established to provide the trust with sufficient funds to purchase Subsequent Mortgage Loans. During the Pre-Funding Period, the pre-funded amount will be reduced by the amount used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the Pre-Funding Account will be paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.

Because the Subsequent Mortgage Loans will not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from the Mortgage Loans to pay all the interest due on the certificates during the Pre-Funding Period. Because of the foregoing, a capitalized interest account (the “Capitalized Interest Account”) will be established on the closing date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall during the Pre-Funding Period. Amounts remaining in the Capitalized Interest Account, if any, after making distributions of interest during the Pre-Funding Period will be paid to DB Structured Products, Inc. or its designee as provided in the Pooling and Servicing Agreement.

Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following, and the Subsequent Mortgage Loan criteria set forth below:

(a)

Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Pooling and Servicing Agreement;

(b)

The depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders or the insurer;

(c)

The depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and

(d)

Each such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the related Subsequent Cut-off Date.

Each Subsequent Mortgage Loan that is sold to the trust on a Subsequent Transfer Date will have the characteristics set forth below as of the related Subsequent Cut-off Date:

(a)

The servicer of each Subsequent Mortgage Loan will be GMACM (or its respective successor);

(b)

Such Subsequent Mortgage Loan will be secured by a first lien;

(c)

The original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months;

(d)

The latest maturity date of any Subsequent Mortgage Loan will be no later than March 1, 2037;

(e)

No Subsequent Mortgage Loan will have a first payment date occurring after April 1, 2007;

(f)

Such Subsequent Mortgage Loan will have a credit score of not less than approximately 602; and

(g)

Such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than approximately 100.00%.

The Initial Mortgage Loans together with the Subsequent Mortgage Loans will have, in the aggregate, the characteristics set forth below as of the related Subsequent Cut-off Date:

(a)

Have a weighted average credit score greater than approximately 679;

(b)

Have no less than approximately 78% of the Mortgaged Properties be owner occupied;

(c)

Have no less than approximately 78% of the Mortgaged Properties be single family, detached or planned unit developments;

(d)

Have no more than approximately 35% of the Subsequent Mortgage Loans be cash out refinance;

(e)

Have a weighted average remaining term to stated maturity of less than approximately 352 months;

(f)

Have a weighted average loan-to-value ratio of not more than approximately 77%;

(g)

No more than approximately 21% of the Subsequent Mortgage Loans by aggregate principal balance will be concentrated in one state; and

(h)

Be acceptable to the rating agencies.

To the extent that the pre-funded amount on deposit in the Pre-Funding Account has not been fully applied to the purchase of Subsequent Mortgage Loans on or before May 21, 2007, the holders of the Certificates then entitled to receive distributions of principal will receive as a principal payment on the June 2007 distribution date, in accordance with the priorities set forth in this prospectus supplement, the remaining pre-funded amount.

Any such amount transferred to the Distribution Account for Mortgage Loans will be included in principal funds for payment to the Senior Certificates.

THE ORIGINATORS

General

The Mortgage Loans were originated by various originators, each of which has originated less than 10% of the Mortgage Loans.  All of the Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines.”

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self employed, the borrower may be required to submit copies of signed tax returns.  See “The Issuing Entity—The Loans—Underwriting Standards” in the prospectus.

The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the Mortgage Loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The Mortgage Loans have been originated under “Full” “Lite Documentation” “No Ratio” “No Income/Verified Assets” “Stated Income/Stated Assets” “ No Doc” programs.  The “alternative,” “reduced,” “stated income/stated assets” “ no ratio” and “no income/verified asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

These alternative sets of underwriting criteria are designed to facilitate the loan approval process.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the Mortgage Loans in a timely fashion.  Permitted maximum loan to value ratios under these programs are generally more restrictive than those under the lender’s standard “full” documentation programs.

The adequacy of the mortgaged property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan by loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

THE MORTGAGE INSURANCE PROVIDER

The information in the sections entitled “The Mortgage Insurance Provider” has been provided by Radian Guaranty Inc. (referred to in this prospectus supplement as “Radian Guaranty” or the “Mortgage Insurance Provider”).

Radian Guaranty, Inc. (“Radian Guaranty”), a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and wholly-owned subsidiary of Radian Group Inc., (“Radian”) an insurance holding company listed on the New York Stock Exchange.  Radian Guaranty is licensed in all 50 states, the District of Columbia and Guam to offer mortgage insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian Guaranty’s financial strength is rated “AA” by S&P and Fitch and “Aa3” by Moody’s. Radian Guaranty’s financial strength currently is not rated by any other rating agency. The ratings reflect each respective rating agencies’ current assessments of the creditworthiness of Radian Guaranty and its ability to pay claims on its policies of insurance. Each financial strength rating of Radian Guaranty should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Radian Guaranty does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Radian Guaranty is a wholly owned subsidiary of Radian. On February 6, 2007, MGIC Investment Corporation (“MGIC”) and Radian announced that they have entered into a merger agreement. The agreement provides for a merger of equals, with the surviving company to be headquartered in Milwaukee, Wisconsin. The merger is subject to final due diligence and regulatory review. Radian and MGIC anticipate that the merger will close in the fourth quarter of 2007. Copies of all information regarding Radian and MGIC that is referenced in this prospectus supplement can be read and copied at the SEC’s website at http:/www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N/W, Washington, D.C. 20549, and the offices at the NYSE 20 Broad Street, New York 10005.

Copies of Radian Guaranty’s quarterly and annual statutory financial statements, which are based on accounting principals that differ from generally accepted accounting principles and which may result in significant financial differences, are available upon request to Radian Guaranty at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian Guaranty’s telephone number is (215) 231 – 1000.

Set forth below is selected financial data of Radian Guaranty Inc.

Radian Guaranty Inc.
Selected Unaudited GAAP Financial Information
For the Five Years As of and Ended December 31, 2006
(Dollars in thousands)
	2006	2005	2004	2003	2002
Revenues	902,093	920,393	951,322	843,234	760,087
Income from Continuing Operations	375,817	357,138	350,817	252,696	251,414
Income from Continuing Operations per Common Share	375.8	357.1	350.8	252.7	251.4
Total Assets	4,467,054	3,978,735	3,641,988	3,105,411	2,655,679
Long Term Obligations and Redeemable Preferred Stock	-	-	-	-	-
Cash Dividends Declared per Common Share	150.0	191.8	26.5	-	10.0
Common Shares Issued and Outstanding	1,000	1,000	1,000	1,000	1,000

THE MORTGAGE INSURANCE POLICY

A mortgage insurance policy (the “Mortgage Insurance Policy”) will be issued by Radian Guaranty to the trustee, for the benefit of the certificateholders, to provide coverage if a borrower defaults on a Mortgage Loan covered by it and no exclusions are applicable. The Mortgage Insurance Policy will cover approximately 53.32% of the Mortgage Loans by aggregate principal balance as of the cut-off date (the “Covered Mortgage Loans”).

Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from failure by the borrowers to make scheduled payments on the Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy will provide coverage for each Covered Mortgage Loan in an amount (after taking into account existing primary mortgage insurance coverage) equal to a percentage of the principal balance of the Covered Mortgage Loan equal to 100% minus a fraction (expressed as a percentage) the numerator of which is 60.00% and the denominator of which is the loan-to-value ratio of the Covered Mortgage Loan at origination.

The securities administrator will be responsible for forwarding the premium for each Covered Mortgage Loan (the “Mortgage Insurance Premium”) from funds withdrawn from the Distribution Account as provided in the pooling and servicing agreement, and the securities administrator will receive and present claims with respect to that policy, and provide certain notices under the Mortgage Insurance Policy, all in accordance with the terms of the Mortgage Insurance Policy, on behalf of itself, the Trustee, and the certificateholders.  For any Distribution Date, the Mortgage Insurance Premium will be the product of (a) 0.630% per annum, (b) the principal balance of such Covered Mortgage Loan and (c) 1/12.

The following summary describes certain provisions of the Mortgage Insurance Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Mortgage Insurance Policy, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

The Mortgage Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Covered Mortgage Loans and only upon satisfaction of certain conditions, including those conditions described below.

The Mortgage Insurance Policy will only cover those Mortgage Loans which meet certain underwriting criteria. The Mortgage Insurance Policy will be required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full or liquidated, (ii) non-payment of premium and (iii) any event specified in the Mortgage Insurance Policy occurs that allows for the termination of the Mortgage Insurance Policy by the Mortgage Insurance Provider. The Mortgage Insurance Policy generally will require that delinquencies on any Covered Mortgage Loan must be reported to the Mortgage Insurance Provider within fifteen (15) days after such loan is three months in default, and appropriate proceedings to obtain title to the property securing the Covered Mortgage Loan must be commenced within six months of default.

The Mortgage Insurance Policy under which the Covered Mortgage Loans are insured will contain provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the Mortgage Insurance Provider, title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the Mortgage Insurance Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain expenses; (iii) when a claim is presented the Mortgage Insurance Provider will have the option of either (A) paying the claim in full, taking title to the property securing the Covered Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim and with the insured retaining title to the property securing the Covered Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan; and (v) a claim generally must be paid within 60 days after the claim with all required proof is filed by the insured.

Unless approved in writing by the Mortgage Insurance Provider, the insured under the Mortgage Insurance Policy will not be permitted to make any material or modification of the terms of a Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the Covered Mortgage Loan, except as specifically permitted by the terms of the Covered Mortgage Loan; nor make any change in the property or other collateral securing the Covered Mortgage Loan; nor release any mortgagor under the Covered Mortgage Loan from liability. In addition, no transfer of servicing with respect to a Covered Mortgage Loan may be made except to a servicer that is approved in writing in advance by the Mortgage Insurance Provider, and the Covered Mortgage Loans must be serviced in a manner materially consistent with the pooling and servicing agreement and in accordance with the servicing guidelines of the Mortgage Insurance Provider. If a Covered Mortgage Loan is assumed with the insured’s approval, the Mortgage Insurance Provider’s liability for coverage of the Covered Mortgage Loan under the Mortgage Insurance Policy generally will terminate as of the date of such assumption, unless the Mortgage Insurance Provider approves the assumption in writing.

The Mortgage Insurance Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Covered Mortgage Loan; and (iii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the Mortgage Insurance Policy or of its obligations as imposed by operation of law. In issuing the Mortgage Insurance Policy, the Mortgage Insurance Provider will rely upon certain information and data regarding the Covered Mortgage Loans furnished to the Mortgage Insurance Provider by the Sponsor. The Mortgage Insurance Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation, fraud or negligence as provided in the Mortgage Insurance Policy or (ii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. In addition, the Mortgage Insurance Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a Covered Mortgage Loan.

If the Mortgage Insurance Provider fails to or is unable to deliver any information, report, certification or accountants’ consent necessary for the depositor to comply with its reporting obligations with respect to the issuing entity under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which continues unremedied for a specified grace period, then the Mortgage Insurance Provider, or in certain cases, the depositor, may select a mortgage insurance provider that is acceptable to the rating agencies, to provide a mortgage insurance policy on substantially the same terms as the Mortgage Insurance Policy without the consent of the trustee or any certificateholders.

ISSUING ENTITY

Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements–Amendment” in the prospectus.

The assets of the Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1 will consist of the Mortgage Loans and certain related assets.

Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1’s fiscal year end is December 31.

THE DEPOSITOR

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell Mortgage Loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in Mortgage Loans and other financial assets, collections on the Mortgage Loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the sponsor.  The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”.  The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005.  Its telephone number is (212) 250-2500.

Through December 31, 2005, the sponsor has purchased over $26 billion in residential Mortgage Loans.  This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the Mortgage Loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential Mortgage Loans since 2004.  The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006
		Total Portfolio		Total Portfolio		Total Portfolio
		of Loans		of Loans		of Loans
Loan Type	Number	($)	Number	($)	Number	($)
Alt-A/Alt-B ARM……….	----	----	3,466	1,088,327,305	26,609	8,141,028,206
Alt-A/Alt-B Fixed……….	----	----	17,892	3,361,707,721	35,239	4,976,189,203
Prime ARM……………..	3,612	1,096,433,033	----	----	----	----
Prime Fixed…………….	5,275	986,186,740	----	----	----	----
Scratch & Dent/Reperf…	1,376	135,671,795	4,913	500,710,103	2,607	468,926,300
Seconds…………………	----	----	5,227	258,281,341	36,822	2,082,515,320
SubPrime……………….	31,174	5,481,240,453	71,747	13,066,859,416	96,052	18,022,392,642
Seasoned……………….	----	----	1,827	165,210,069	----	----
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955	197,329	33,691,051,671

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet addresses above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage Pool (if applicable), any period before January 1, 2006.

DESCRIPTION OF THE CERTIFICATES

General

The Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1, Mortgage Pass-Through Certificates will consist of 20 classes of certificates.  The Certificates will have the following designations:

Certificate Types
Super Senior Certificates:	A-1, AI-1
Senior Support Certificates:	A-2, AI-2
Fixed Rate Certificates:	AR, Subordinate Certificates
Variable Rate Certificate:	X
Floating Rate Certificates:	A-1, A-2
Inverse Floating Rate Certificates:	AI-1, AI-2
LIBOR Certificates	Floating Rate and Inverse Floating Rate Certificates
Interest-Only Certificates:	X
Principal-Only Certificates:	PO
Senior Certificates:	A-1, A-2, AI-1, AI-2, X, PO
Subordinate Certificates:	B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, B-10, B-11, B-12
Certificates:	Senior, Subordinate, AR and P Certificates
Offered Certificates:	A-1, A-2, AI-1, AI-2, X, PO, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, AR
Non-Offered Certificates:	B-10, B-11, B-12, P
Residual Certificates:	AR
Book-Entry Certificates:	Offered Certificates (other than AR)

Only the Offered Certificates are offered by this prospectus supplement and accompanying prospectus.  The aggregate initial certificate principal balance of the Senior Certificates and Subordinate Certificates will be approximately equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in April 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for the Offered Certificates (other than the Class A-1, Class A-2, Class AI-1 and Class AI-2 Certificates) is the last business day of the month immediately preceding the month in which the related Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date).  The “Record Date” for the Class A-1, Class A-2, Class AI-1 and Class AI-2 Certificates is the business day immediately preceding the related Distribution Date (or with respect to the first Distribution Date, the Closing Date).  The “Due Date “ related to each Distribution Date will be the first day of the month in which such Distribution Date occurs.  The “Due Period” related to each Distribution Date and the Mortgage Loans will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending at close of business on the first day of the month in which such Distribution Date occurs.  The “Determination Date” will be a day not later than the 15th day of the month in which such Distribution Date occurs; provided, that for Wells Fargo Bank, N.A., the Determination Date will be the  business day prior to the related remittance date.  The “Prepayment Period” related to each Distribution Date will be (i) with respect to the Mortgage Loans serviced by each of the servicers other than GMAC Mortgage, LLC (“GMACM”) and with respect to any partial prepayments and certain full prepayments on certain of the Mortgage Loans serviced by Wells Fargo Bank, N.A., the calendar month immediately preceding the month in which such Distribution Date occurs, (ii) with respect to the Mortgage Loans serviced by GMACM and with respect to full prepayments on certain of the Mortgage Loans serviced by Wells Fargo Bank, N.A., the period commencing on the 14th day of the month preceding the month in which such Distribution Date occurs and ending on the 13th day of the month in which such Distribution Date occurs.

The securities administrator will execute and authenticate and the trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among the depositor, the master servicer, the securities administrator and the trustee (the “Pooling and Servicing Agreement”), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part.  Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates.  It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) indicated under “Certificate Ratings” in this prospectus supplement.

The Offered Certificates (other than the Class AR and Class X Certificates) are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof.  The Class AR Certificates will be offered in registered, certificated form in a single denomination of a 100% percentage interest.  The Class X Certificates are offered in minimum denominations equivalent to at least $100,000 initial certificate principal balance each and multiples of $1 in excess thereof.

Book-Entry Registration

The Offered Certificates, other than the Class AR Certificates, will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear “) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depositary”). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class X Certificates) in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof.   Investors may hold such beneficial interests in the Class X Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof.  Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Offered Certificates, other than the Class AR Certificates, will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Tax Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations–REMIC–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the securities administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates, and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the securities administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue Definitive Certificates, and thereafter the securities administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Transfer Restrictions

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass through entities that have disqualified organizations as beneficial owners.  No tax will be imposed on a pass through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization.  The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trust administrator an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false.  Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit.  The transferor must also certify in a writing to the trust administrator in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer.  Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates.  Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Certificates—Tax and Restrictions on Transfer of REMIC Residual Certificates to Certain Organizations” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trust administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates.  Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law.  See “ERISA Considerations” in this prospectus supplement and in the prospectus.

The Residual Certificates will contain a legend describing the foregoing restrictions.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)

The servicing fee rate for each Mortgage Loan is a per annum fee rate ranging from approximately  0.250% to approximately 0.375% per annum, and the weighted average servicing fee rate for the Mortgage Loans as of the Cut-Off Date will be approximately 0.250% per annum.

		Servicer	Mortgage Loan Collections	Monthly

Master Servicing Fee	The investment income with respect to funds deposited in distribution account	Master Servicer	Amounts on deposit in distribution account	Monthly

Credit Risk Manager Fee	0.009% with respect to the Mortgage Loans	Credit Risk Manager	Mortgage Loan collections	Monthly

Lender paid mortgage insurance fee(2)

The lender paid mortgage insurance fee rate for each Mortgage Loan is a per annum fee rate ranging from approximately 0.500% to approximately 1.560% per annum, and the weighted average lender paid mortgage insurance fee rate for the Mortgage Loans as of the Cut-Off Date will be approximately 0.637% per annum

		Mortgage insurance provider	Mortgage Loan collections	Monthly

Mortgage Insurance Premium	The product of (a) 0.630% per annum and (b) the principal balance of such Covered Mortgage Loan	Mortgage insurance provider	Mortgage Loan collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or master servicer, as applicable

With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to time

Nonrecoverable Advances and Servicing Advances	The amount of any Advances and Servicing Advances deemed nonrecoverable	Servicer or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the securities administrator, the sponsor or the depositor in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates(3)

	The amount of the expenses, costs and liabilities incurred	Servicer, master servicer, securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans	Time to time

Indemnification expenses	Amounts for which the sponsor, the servicers, the master servicer, the securities administrator and the depositor are entitled to indemnification(4)	Servicers, master servicer, Securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans (or, in the case of each servicer, the related Mortgage Loans)	Time to time

Indemnification expenses	Amounts for which the trustee or custodian, as applicable, is entitled to indemnification(5)	Trustee or custodian, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any amounts payable by the trustee or depositor for recording of assignments of mortgages to the extent not paid by the related servicer	The amounts paid by the trustee or depositor	Trustee	All collections on the Mortgage Loans	Time to time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer

The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or by the trustee in the event of termination the master servicer, to the extent not paid by the terminated servicer or master servicer

		Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	Trustee and securities administrator	All collections on the Mortgage Loans	Time to time

(1) The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.
(2) The lender paid mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.
(3) The master servicer pays Trustee Fees and ongoing custodial and safekeeping fees out of its compensation.
(4) See “The Securities Administrator, the Master Servicer and the Custodians” herein.
(5) See “The Trustee” herein.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the Certificates is the Distribution Date in April 2037, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Mortgage Loan.

The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the Mortgage Loans.

Available Distribution Amount

The Available Distribution Amount (as described below) for any Distribution Date will be distributed on each Distribution Date by the Securities Administrator to the Certificateholders, as specified in this prospectus supplement.

The “Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries and proceeds received in connection with the repurchase of a Mortgage Loan and, with respect to any distribution date during the Pre-Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited into the Distribution Account from the Capitalized Interest Account, and with respect to the distribution date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount), except:

•

all scheduled payments of principal and interest collected on the Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments on such Mortgage Loans;

•

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full on such Mortgage Loans;

•

liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Mortgage Loans after the related Prepayment Period;

•

all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or a Custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreements;

•

reinvestment income on the balance of funds, if any, in the custodial accounts, the distribution account or the Pre-Funding Account;

•

any fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Mortgage Loans, any Mortgage Insurance Premiums and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

•

all Prepayment Charges received in connection with the Mortgage Loans.

(2)

all Advances made by a Servicer and/or the Master Servicer with respect to the Mortgage Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Mortgage Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)

the total amount of any cash related to the Mortgage Loans deposited in the distribution account in connection with the repurchase of any Mortgage Loan by the Depositor or the related Mortgage Loan Seller; and

(5)

the total amount of any cash related to the Mortgage Loans deposited in the distribution account in connection with the optional termination of the trust fund.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the Certificates.  These terms are defined below and highlighted within the various definitions:

“Certificate Principal Balance” with respect to a Certificate (other than the Class X Certificates) outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided that the Certificate Principal Balance of each class of Certificates to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans received by the related servicer or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances of such certificates and not previously reimbursed to such certificates. The initial aggregate Certificate Principal Balance of the Class P Certificates is equal to $100.

“Class X Notional Amount” for each Distribution Date will be the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, or for the initial Distribution Date, as of the Cut-off Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).  The Class X Notional Amount as of the closing date will be approximately $524,430,264.

 “Collateral Deficiency Amount” with respect to any Distribution Date prior to the Credit Support Depletion Date, will be equal to that amount by which (i) the aggregate certificate principal balance of the Senior Certificates (other than the Class X Certificates) exceeds (ii) the scheduled principal balance of the Mortgage Loans and the Pre-Funded Amount, if any as of the last day of the related Due Period.

“Credit Support Depletion Date” will be the Distribution Date on which the certificate principal balances of all of the Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on such Distribution Date).

“Debt Service Reduction” will be any reduction of the amount of the monthly payment on a Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

“Deficient Valuation” will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance on a Mortgage Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

“Discount Fraction” with respect to any Distribution Date and a Discount Loan, will be a fraction, the numerator of which is 6.00% minus the Net Mortgage Rate as of the Cut-Off Date on such Discount Loan, and the denominator of which is 6.00%.

“Discount Fractional Principal Amount” for any Distribution Date will be the aggregate of the following with respect to each Discount Loan: the Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

“Discount Fractional Principal Shortfall” will be (i) for any Distribution Date prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

(1)

the aggregate of the following with respect to each Discount Loan: the Discount Fraction of any loss (meaning the amount by which the outstanding principal balance thereof exceeded the Liquidation Principal and insurance proceeds received in respect thereof) on such Discount Loan; and

(2)

the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

(ii)

for any Distribution Date on or after the Credit Support Depletion Date, zero.

 “Discount Loan” will be any Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date less than 6.00% per annum.

 “Interest Distribution Amount” with respect to each Distribution Date, will be the sum of (i) interest accrued on the Certificates (other than the Class PO and Class P Certificates) during the related Interest Accrual Period in an amount determined as set forth in this prospectus supplement under “Description of the Certificates—Interest Calculations”, reduced by the following amounts:

(1)

the pro rata share allocated to such class of all Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (such shortfalls are allocated among the Senior Certificates and the Subordinate Certificates pro rata according to the amount of interest to which each such class would otherwise be entitled); and

(2)

the portion of Realized Losses attributable to interest allocated to that class;

plus (ii) the amount of interest accrued but unpaid to such class from prior Distribution Dates.

“Interest Accrual Period” means, for any Distribution Date and any class of Certificates (other than the LIBOR Certificates), the calendar month preceding the month in which that Distribution Date occurs.  For any Distribution Date and the LIBOR Certificates will be (i) with respect to the first Distribution Date, the period commencing on March 25, 2007 and ending on April 24, 2007 and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date.  Interest on the Certificates will be calculated based on a 360-day year consisting of twelve 30-day months regardless of the actual number of days in the related Interest Accrual Period.

“Interest Only Certificates” means the Class X Certificates.

“Liquidated Loan” will be a Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Principal” will be, for any Distribution Date and any Mortgage Loan, the principal portion of net Liquidation Proceeds received with respect to each such Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

“Liquidation Proceeds” will be amounts received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

“Net Interest Shortfall” for any Distribution Date will be, the sum of:

(1)

any Prepayment Interest Shortfall for such Distribution Date;

(2)

any Relief Act Interest Shortfall for such Distribution Date; and

(3)

the portion of Realized Losses attributable to interest allocated to the certificates on such Distribution Date.

“Net Mortgage Rate” for each Mortgage Loan will be equal to the mortgage interest rate thereon less the sum of the rates at which the related servicing fee, credit risk management fee, mortgage insurance premium and any fees payable in connection with any lender paid mortgage insurance are calculated.

“Non-Discount Loan” will be any Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 6.000% per annum.

“Pre-Funded Amount” is the amount deposited in the Pre-Funding Account on the closing date for the purchase of Subsequent Mortgage Loans, which amount is approximately $88,135,247.

“Pre-Funding Period” is the period from the closing date up to and including May 21, 2007, in which the trustee, on behalf of the trust, may purchase Subsequent Mortgage Loans for inclusion in the trust with amounts in the Pre-Funding Account.

“Prepayment Interest Shortfall” for any Distribution Date and any Mortgage Loan will be the sum of all interest shortfalls resulting from prepayments in full or in part on such Mortgage Loan during the related Prepayment Period, to the extent not covered by Compensating Interest payable by the related Servicer and/or the Master Servicer.

“Principal Distribution Amount” for any Distribution Date will be the sum of:

(1)

scheduled principal payments on the Mortgage Loans due during the related Due Period;

(2)

the principal portion of repurchase proceeds received with respect to the Mortgage Loans which were repurchased as permitted or required by the Pooling and Servicing Agreement during the related Prepayment Period; and

(3)

any other unscheduled payments of principal which were received on the Mortgage Loans during the related Prepayment Period, other than prepayments in full, prepayments in part or Liquidation Principal.

“Principal Prepayment Amount” for any Distribution Date will be the sum of (i) all partial principal prepayments and all prepayments in full with respect to the Mortgage Loans which were received during the related Prepayment Period and (ii) any Liquidation Proceeds, insurance proceeds, condemnation proceeds and Subsequent Recoveries with respect to Mortgage Loans received during the related Prepayment Period and any distributions of amounts remaining in the Pre-Funding Account after expiration of the Pre-Funding Period.

“Pro Rata Allocation” for any Distribution Date will be (1) with respect to allocating the principal portion of certain losses relating to a Mortgage Loan to the related Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) and/or to the Subordinate Certificates, as applicable, pro rata according to their outstanding certificate principal balances in reduction thereof (except that if the loss is incurred with respect to a Discount Loan, the Discount Fraction of such loss will be allocated to the Class PO Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical); and (2) with respect to allocating the interest portion of certain losses relating to a Mortgage Loan to the related Senior Certificates (other than the Class PO Certificates) and/or to the Subordinate Certificates, as applicable, pro rata according to the amount of interest accrued but unpaid on such Distribution Date on each such class in reduction thereof until the amount of interest accrued on such Distribution Date has been reduced to zero and then according to their outstanding certificate principal balances in reduction thereof until the certificate principal balances thereof have been reduced to zero.

“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.

“Relief Act Interest Shortfall” for any Distribution Date and Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

“Remaining Pre-Funded Amount” is an amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans transferred to the trust during the Pre-Funding Period.

“Senior Interest Shortfall Amount” for any Distribution Date and the Senior Certificates (other than the Class PO Certificates), will be equal to that amount by which the aggregate Interest Distribution Amounts payable to the Senior Certificates (other than the Class PO Certificates) on such Distribution Date exceeds the Available Distribution Amount.

“Senior Liquidation Amount” for any Distribution Date is the aggregate, for each Liquidated Loan which became a Liquidated Loan during the related Prepayment Period, of the lesser of:

(1)

the related Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Discount Fraction of such Mortgage Loan, if such Mortgage Loan is a Discount Loan); and

(2)

the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan (exclusive of the Discount Fraction of such Mortgage Loan, if such Mortgage Loan is a Discount Loan).

“Senior Percentage” will be, on the Closing Date, approximately 91.91%, and with respect to any Distribution Date, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the related Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate scheduled principal balance of the Mortgage Loans plus any remaing Pre-Funding Amounts as of the first day of the related Due Period (exclusive of the Discount Fraction of the scheduled principal balance of each Discount Loan).

“Senior Prepayment Percentage” for each Mortgage Loan and any Distribution Date will be the percentage indicated in the following table:

Distribution Date Occurring In	Senior Prepayment Percentage
April 2007 to March 2012	100%
April 2012 to March 2013	Senior Percentage + 70% of the Subordinate Percentage
April 2013 to March 2014	Senior Percentage + 60% of the Subordinate Percentage
April 2014 to March 2015	Senior Percentage + 40% of the Subordinate Percentage
April 2015 to March 2016	Senior Percentage + 20% of the Subordinate Percentage
April 2016 and thereafter	Senior Percentage

Notwithstanding the foregoing, the Senior Prepayment Percentage with respect to each Mortgage Loans will be equal to 100% on any Distribution Date on which (i) the Senior Percentage for that Distribution Date exceeds the Senior Percentage as of the Closing Date or (ii) the aggregate scheduled principal balance of the Mortgage Loans (including Mortgage Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Aggregate Subordinate Amount, is equal to or greater than 50% as of such Distribution Date, or cumulative Realized Losses on the Mortgage Loans allocated to the Subordinate Certificates are greater than the following amounts:

Distribution Date Occurring In	Percentage of the Aggregate Subordinate Amount as of the Cut-Off Date
April 2012 to March 2013	30%
April 2013 to March 2014	35%
April 2014 to March 2015	40%
April 2015 to March 2016	45%
April 2016 to March 2017	50%

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in March 2010, the Subordinate Percentage is at least 200% of the Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage for that Distribution Date and (y) after the Distribution Date in March 2010, the Subordinate Percentage is at least 200% of the Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the “Two Times Test”), the Senior Prepayment Percentage will equal the Senior Percentage.

The Senior Prepayment Percentage is subject to certain conditions specified in the Pooling and Servicing Agreement.

“Senior Principal Distribution Amount” for any Distribution Date will be the sum of the following for that Distribution Date:

(1)

the Senior Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount, as applicable);

(2)

the Senior Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount, as applicable); and

(3)

the Senior Liquidation Amount.

“Stripped Interest Rate” means, for each Mortgage Loan, the excess, if any, of the Net Mortgage Rate for that Mortgage Loan over 6.00%.

“Subordinate Amount” for any date of determination will equal the excess of the aggregate principal balance of the Mortgage Loans plus any Pre-Funding Amounts (exclusive of the Discount Fraction of the scheduled principal balance of each Discount Loan) over the aggregate certificate principal balances of the Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) then outstanding.

 “Subordinate Liquidation Amount” for any Distribution Date will be the excess, if any, of (i) the aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Loans during the related Prepayment Period minus (ii) the sum of the related Senior Liquidation Amount for such Distribution Date and the Discount Fraction of Liquidation Principal with respect to each Discount Loan, received during the related Prepayment Period.

“Subordinate Percentage” for any Distribution Date will be 100% minus the Senior Percentage.  Initially, the Subordinate Percentage will be approximately 8.09%.

“Subordinate Prepayment Percentage” for any Distribution Date will be 100% minus the Senior Prepayment Percentage.  Initially, the Subordinate Prepayment Percentage will be 0%.

“Subordinate Principal Distribution Amount” for any Distribution Date will be the sum of the following for that Distribution Date:

(1)

the Subordinate Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount, as applicable);

(2)

the Subordinate Principal Prepayment Amount (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount, as applicable); and

(3)

the Subordinate Liquidation Amount.

“Subordinate Principal Prepayment Amount” for any Distribution Date will be the Subordinate Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount, as applicable, for that Distribution Date).

“Subordination Level” will be, on any specified date with respect to any class of Subordinate Certificates, the percentage obtained by dividing:

(1)

the sum of the certificate principal balances of all Subordinate Certificates which are subordinate in right of payment to such class as of such date before giving effect to distributions of principal or allocations of Realized Losses on such date; by

(2)

the sum of the certificate principal balances of the Certificates (other than the Interest Only Certificates) as of such date before giving effect to distributions of principal or allocations of Realized Losses on such date.

“Subsequent Recoveries” will be, as of any Distribution Date, amounts received during the related Prepayment Period by a Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to such Servicer related to obtaining such Subsequent Recovery.

Priority of Distributions

Commencing in April 2007, the Securities Administrator will make distributions to Certificateholders on each Distribution Date. On each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator will distribute the Available Distribution Amount in the following order and priority:

(A)

On each Distribution Date, Available Distribution Amount will be distributed in the following manner and order of priority:

(1)

first, to each class of Senior Certificates (other than the Class PO Certificates) and the Class AR Certificates, the related Interest Distribution Amount on a pro rata basis based on the related Interest Distribution Amount with respect to each such class;

(2)

second, to the Class PO Certificates, the Discount Fractional Principal Amount until the certificate principal balance of the Class PO Certificates has been reduced to zero;

(3)

third, to the Class AR Certificates, the Senior Principal Distribution Amount until the certificate principal balance of the Class AR Certificates has been reduced to zero;

(4)

fourth, to the Class A-1, Class A-2, Class AI-1 and Class AI-2 Certificates, pro rata, the Senior Principal Distribution Amount remaining after payments pursuant to clause (A)(3) above, until the certificate principal balance of each such class has been reduced to zero; and

(5)

fifth, the Discount Fractional Principal Shortfall to the Class PO Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount for such Distribution Date (without regard to the proviso of such definition).

(B)

From the Available Distribution Amount, remaining after payments pursuant to clause (A) above, (i) first, the Senior Interest Shortfall Amount for each class of Senior Certificates (other than the Class PO Certificates) for such Distribution Date, if any, pro rata according to the amount of interest to which each such class would otherwise be entitled, and (ii) second, an amount equal to the Collateral Deficiency Amount, if any, to the Senior Certificates (other than the Interest Only Certificates), pro rata among the Senior Certificates (other than the Interest Only Certificates) based on the certificate principal balance of each such class, as a payment of principal.

 (C)

From the sum of the remaining Available Distribution Amount after payments pursuant to clauses (A) and (B) above, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates, sequentially, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding certificate principal balance of each such class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the class or classes of the Subordinate Certificates junior to such class will be distributed to the most senior class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the class or classes of Subordinate Certificates senior thereto, pro rata based on the certificate principal balance of each such class.

(D)

To the Class A-1 and Class AI-1 Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (C) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such classes of certificates.

 (E)

To the Class A-2 and Class AI-2 Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (D) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such classes of certificates, and then to the Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such classes of certificates.

(F)

To the Class AR Certificates, the remainder (which is expected to be zero), if any of the  Available Distribution Amount remaining after distributions pursuant to clauses (A) through (E) above.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount on such Distribution Date, distributions will be made to the Senior Certificates in the following order of priority:

(1)

first, to each class of the Senior Certificates (other than the Class PO Certificates) and the Class AR Certificates, from the Available Distribution Amount, the related Interest Distribution Amount on a pro rata basis based on the amount payable to each such class;

(2)

second, from the Available Distribution Amount remaining after payments in clause (1) above, the Discount Fractional Principal Amount to the Class PO Certificates;

(3)

third, to the Class A-1, Class A-2, Class AI-1 and Class AI-2 Certificates, pro rata, the Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, until the certificate principal balance of each such class has been reduced to zero;

(4)

fourth, from the Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and (3) above, to each class of certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date, pro rata, based on such Senior Interest Shortfall Amount;

(5)

fifth, from the Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Class A-1 and Class AI-1 Certificates, pro rata, the amount of any unreimbursed losses previously allocated to each such class;

(6)

fifth, from the Available Distribution Amount remaining after payments pursuant to clauses (1) through (5) above, to the Class A-2 and Class AI-2 Certificates, pro rata, the amount of any unreimbursed losses previously allocated to each such class; and

(7)

sixth, to the Class AR Certificates, the remainder, if any (which is expected to be zero), of the Available Distribution Amount remaining after distributions pursuant to clauses (1) through (6) above.

Interest Calculations

Holders of the Certificates (other than the Class PO and Class P Certificates) will be entitled to receive interest distributions on each Distribution Date, in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the then-applicable Pass-Through Rates.

The “Pass-Through Rate” with respect to each class of Certificates (other than the Class X and Class PO Certificates) and any Distribution Date will be the interest rate set forth on page S-5 of this prospectus supplement.

The “Pass-Through Rate” with respect to the Class X Certificates and any Distribution Date will be (A) the product of (i) the aggregate principal balance of the Non-Discount Loans as of the last day of the related Due Period, or for the initial Distribution Date, as of the Cut-off Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii)  the weighted average of the related Stripped Interest Rates for the Non-Discount Loans divided by (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, or for the initial Distribution Date, as of the Cut-off Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

The Class PO Certificates are principal only certificates, are not entitled to distributions of interest and have no Pass-Through Rate.

Class P Certificates

On each Distribution Date, Securities Administrator will distribute to the Class P Certificates any Prepayment Charges received in respect of the Mortgage Loans, except such Prepayment Charges that are to be paid to the related Servicer as more particularly set forth in the Pooling and Servicing Agreement.  The Class P Certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest.  The payment of such Prepayment Charges will not reduce the certificate principal balance of the Class P Certificates.  On the Distribution Date in December 2011, prior to making any distributions to the Class AR Certificates, the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the certificate principal balance of such class.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Senior Certificates.  Each class of Subordinate Certificates will be subordinate in right of payment to and provide credit support to each class of Subordinate Certificates senior thereto.  The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which the Senior Certificates are entitled, and to afford those certificates protection against certain losses.  The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal before distributions of interest or principal to the Subordinate Certificates.  The protection afforded to a class of Subordinate Certificates by the classes of Subordinate Certificates subordinate thereto will be similarly accomplished by the preferential right of such classes to receive distributions of principal and interest before distributions of principal and interest to those classes of Subordinate Certificates subordinate thereto.

Realized Losses on Mortgage Loans will be allocated among the certificates as set forth below:

(i)

The principal portion of Realized Losses on the Mortgage Loans will be allocated as follows:

•

first, sequentially, to the Class B-12, Class B-11, Class B-10, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; and

•

second, to the Class A-2 and Class AI-2 Certificates, pro rata based on certificate principal balance, until their respective certificate principal balances have been reduced to zero;  provided, however, that following the Credit Support Depletion Date, if any loss is incurred with respect to a Discount Loan, the Discount Fraction of such loss will first be allocated to the Class PO Certificates and the remainder of such loss will be allocated as described above in this paragraph.

•

third, to the Class A-1 and Class AI-1 Certificates, pro rata based on certificate principal balance, until their respective certificate principal balances have been reduced to zero;  provided, however, that following the Credit Support Depletion Date, if any loss is incurred with respect to a Discount Loan, the Discount Fraction of such loss will first be allocated to the Class PO Certificates and the remainder of such loss will be allocated as described above in this paragraph.

(ii)

The interest portion of Realized Losses  on Mortgage Loans will be allocated as follows:

•

first, sequentially, to the Class B-12, Class B-11, Class B-10, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such certificate has been reduced to zero, and then in reduction of the certificate principal balance of such certificate until the certificate principal balance thereof has been reduced to zero; and

•

second, to the Class A-2 and Class AI-2 Certificates, by Pro Rata Allocation in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such certificate has been reduced to zero, and then with respect to the Class A-2 and Class AI-2 Certificates, in reduction of the certificate principal balance of each such certificate, until the certificate principal balance thereof has been reduced to zero.

•

third, to the Class A-1 and Class AI-1 Certificates, by Pro Rata Allocation in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such certificate has been reduced to zero, and then with respect to the Class A-1 and Class AI-1 Certificates, in reduction of the certificate principal balance of each such certificate, until the certificate principal balance thereof has been reduced to zero.

On each Distribution Date, if the aggregate certificate principal balance of the Senior Certificates (other than the Interest Only Certificates) and Subordinate Certificates exceeds the aggregate stated principal balance of the Mortgage Loans and any remaining Pre-Funded Amount (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Subordinate Certificates in reverse order of seniority until the certificate principal balance of each such class has been reduced to zero.  If the certificate principal balance of each class of Subordinate Certificates has been reduced to zero and the aggregate certificate principal balance of the Senior Certificates (other than the Interest Only Certificates) exceeds the aggregate stated principal balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated, (i) first, pro rata to the Class A-2 and Class AI-2 Certificates, until their respective certificate principal balances have been reduced to zero and (ii) second, to the Class A-1 and Class AI-1 Certificates, until their respective certificate principal balances have been reduced to zero.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation.  The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court.  In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan.

In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement, and the certificate principal balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries.  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

The Class AR Certificates

The Class AR Certificates will represent the sole residual interest in each REMIC

On each Distribution Date, in addition to payments of interest and principal to the Class AR Certificates described in this prospectus supplement, the Securities Administrator will distribute any amounts remaining (which are expected to be zero) in the distribution account from the Available Distribution Amount after distributions of interest and principal on the Certificates and payment of expenses, if any, of the REMICs, to the Class AR certificateholders.  Distributions of such remaining amounts with respect to the Class AR Certificates will be subordinate to all payments required to be made with respect to the Senior Certificates and Subordinate Certificates.

Any amounts remaining in the distribution account upon reduction of the aggregate certificate principal balance of the Senior Certificates (other than the Interest Only Certificates) and Subordinate Certificates to zero, payment of any outstanding expenses and termination of the REMICs will be distributable with respect to the Class AR Certificate.  Such remaining assets are expected to be minimal.  See “Pooling and Servicing Agreement—Optional Termination”.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the  LIBOR Certificates offered pursuant to this prospectus supplement, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the securities administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the securities administrator, and “Reserve Interest Rate” shall be the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the securities administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the securities administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

SERVICING

General

The primary servicers of the Mortgage Loans will be Wells Fargo Bank, N.A., GMAC Mortgage, LLC and Countrywide Home Loans Servicing LP with respect to approximately 49.59%, 22.99% and 18.26%, respectively, of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  The remainder of the Mortgage Loans are serviced by various servicers, each of which will service less than 10.00% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date.

Wells Fargo Bank, N.A.

 Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of		As of		As of
December 31, 2004(1)		December 31, 2005(1)		December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

___________________________________

(1) Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

(2) Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”).  The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,280	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Loans**	—	—	—	—	62,351	11,088,435,185

_____________________

*  Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB.  In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)

For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)

Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC (“GMACM”) is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC.

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682-1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

GMAC LLC (GMAC)

Residential Capital, LLC (ResCap)

GMAC Mortgage, LLC (GMACM)

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

  As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans……………………	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans……….	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans…………………….	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans……….	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans……………………	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans……….	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans……………………	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans……….	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer pursuant to certain servicing agreements between the applicable servicer and DB Structured Products, Inc. (collectively, the “Servicing Agreements“).  Among other things, the servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans.  In managing the liquidation of defaulted Mortgage Loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  The “Servicing Fee Rate” for each Mortgage Loan will range from approximately 0.250% to approximately 0.375% per annum and the weighted average Servicing Fee Rate for the Mortgage Loans as of the Cut-Off Date will be approximately 0.250% per annum.

The Servicing Fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed; provided, however, that, with respect to certain of the GMAC Mortgage Loans, a portion of the Servicing Fee will be paid to GMAC pursuant to the terms of a side letter between GMAC and DB Structured Products, Inc.  As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing compensation in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Custodial Account and any escrow accounts established by such servicer.  In addition, with respect to certain GMAC Mortgage Loans, GMAC is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) received in respect of such GMAC Mortgage Loans.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the applicable servicer.

The sponsor has the right to transfer the servicing of approximately 100% of the Mortgage Loans serviced by GMAC to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors–The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this prospectus supplement.  Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

In light of DB Structured Products, Inc.’s continued ownership of the servicing rights with respect to approximately 100% of the Mortgage Loans serviced by GMAC, GMAC and the sponsor will be parties to a side letter relating to the servicing of such Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to the sponsor and the sponsor may be obligated to reimburse GMAC for certain servicer payment obligations.  As a result of the side letter, GMAC’s net compensation for performing the servicing activities for the related Mortgage Loans will resemble that of a subservicer.  If GMAC and the sponsor agree to terminate the side letter or if the servicing with respect to such Mortgage Loans is transferred from GMAC to a qualified successor pursuant to the Pooling and Servicing Agreement, the Servicing Fee payable to GMAC or any successor servicer would not be in excess of the Servicing Fee due to GMAC as set forth above. Notwithstanding the existence of the side letter, GMAC has agreed to service and administer all of the Mortgage Loans serviced by GMAC in accordance with the terms of its Servicing Agreement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account“) for the benefit of the certificateholders.  Each Custodial Account will be an eligible account (or similar term as defined in the related Servicing Agreement). Upon receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable servicer will deposit such amounts in the related Custodial Account.  Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator, if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the related servicer or the securities administrator.  All investment income on funds in the related Custodial Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance“).

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable servicer out of any funds in the related Custodial Account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer or other successor servicer (which may be the master servicer) will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.  Under the Pooling and Servicing Agreement, the trustee is required to make, subject to its determination of recoverability and applicable law, any Advance that the master servicer is required to make, but fails to make.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts referred to herein as “Compensating Interest“ in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to any servicer other than GMAC, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate Servicing Fee payable to the related servicer for the related Due Period, and (b) with respect to the Mortgage Loans serviced by GMAC, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate Servicing Fee payable to GMAC for the related Due Period as set forth in the related Servicing Agreement.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the aggregate master servicing compensation for such Distribution Date.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the assumed final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-Off Date, but not less than the Servicing Fee Rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement and each Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-Off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria“). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the securities administrator each year, on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth under “The Master Servicer and Securities Administrator” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, N. A.

General

The information set forth in the following five paragraphs has been provided by the master servicer, the securities administrator and Wells Fargo Bank as a custodian.  None of the servicers, the trustee, the other custodian, the originators or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement and as a Custodian under a custodial agreement (the “Wells Fargo Custodial agreement”), dated as of March 1, 2007, by and among the trustee, the servicers and Wells Fargo Bank as custodian.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs  and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the related servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodians

Wells Fargo Bank is acting as a custodian of 92.97% of the Mortgage Loan files pursuant to the Wells Fargo Custodial Agreement.

In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each Mortgage Loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Deutsche Bank National Trust Company

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company.  None of the servicers, the trustee, Wells Fargo Bank or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Deutsche Bank National Trust Company (“DBNTC”) will act as a custodian of Mortgage Loan files pursuant to a custodial agreement (the “DBNTC Custodial Agreement“) dated as of April 1, 2007, by and among the trustee, various servicers and DBNTC.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC will remain liable for the duties and obligations required of it under DBNTC Custodial Agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.  Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 7.03% of the Mortgage Loan files will be held by DBNTC pursuant to the DBNTC Custodial Agreement.

The Distribution Account

Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will establish and maintain a separate account (the “Distribution Account“) for the benefit of the certificateholders.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in eligible investments (at the direction and for the benefit of the master servicer) maturing no later than one Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered an eligible investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(iv)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(v)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vi)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(vii)

interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(viii)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(ix)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such Distribution Date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the master servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Any successor to the master servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement and (a) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will be required to have a net worth of not less than $25,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The custodians and any director, officer, employee or agent of the custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1 or at such other address as the trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is, servicing as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; and provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices“) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (i) is delivered to the trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee will have no duty under the Pooling and Servicing Agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee will be required to, at the direction of at least 51% of the Voting Rights, by notice in writing to the master servicer and to the depositor, with a copy to each rating agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the master servicer under the Pooling and Servicing Agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, please see “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee’s fee to the trustee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustee will be paid by the former trustee and reimbursed from the Distribution Accounts.  If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., as credit risk manager for the trust, will monitor the performance of the servicers and make recommendations to the servicers regarding certain delinquent and defaulted Mortgage loans and will report to the depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the credit risk manager and each monitored servicer, and/or master servicer on or prior to the Closing Date.  The credit risk manager will rely upon mortgage loan data that is provided to it by the monitored servicers and/or master servicer in performing its advisory and monitoring functions.  The credit risk manager will be entitled to receive a “Credit Risk Manager’s Fee“ until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.  Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the applicable cut-off date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements and the assignment; assumption and recognition agreements related to the Servicing Agreements; and (vi) the Pre-Funding Account and the Capitalized Interest Account and any amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, if any, from time to time and, with respect to the Capitalized Interest Account, if any, any proceeds thereof.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

The depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement, (the “Mortgage Loan Purchase Agreement“), to be dated as of April 13, 2007, between the sponsor and the depositor.  The Mortgage Loans were previously purchased by the sponsor either directly or indirectly from the originators.  See “Description of the Mortgage Pool–Underwriting Standards” in this prospectus supplement.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the related Mortgage Loans, which the depositor will assign to the trustee for the benefit of the certificateholders.  If the sponsor breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the certificateholders therein, the sponsor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

In addition, the depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement, but its assignment of the Mortgage Loans to the trustee will be without recourse and the depositor’s obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement.  If the depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the certificateholders in the related Mortgage Loan, the depositor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents“), including all scheduled payments with respect to each such Mortgage Loan due after the applicable cut-off date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor.  Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the applicable cut-off date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed in blank.  If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the Closing Date, the trustee or the custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement.  If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or the related custodian, the sponsor will be required to either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor to the effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price“) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account no later than the day prior to the related Distribution Date. The obligation of the sponsor to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Offered Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class AR Certificates.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in “Description of the Securities–Termination” in the prospectus.  The master servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date  following the Due Period during which the aggregate principal balance of the Mortgage Loans and the fair market value of any properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Initial Mortgage Loans as of the cut-off date and the amount on deposit in the Pre-Funding Account on the closing date (such date, an “Optional Termination Date”).  In the event the master servicer exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the master servicer and the securities administrator as of the termination date plus an amount equal to the remaining Pre-Funded Amount.  In the event the master servicer exercises this option, the portion of the purchase price allocable to the Certificates will be, to the extent of available funds, (i) 100% of the then outstanding certificate principal balance of the Certificates, plus (ii) one month’s interest on the then outstanding certificate principal balance or notional amount of the Certificates at the then applicable interest rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Certificates are entitled.  In no event will the trust created by the Pooling and Servicing Agreement continue beyond the earlier of (i) the Last Scheduled Distribution Date and (ii) the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder and the depositor a statement generally setting forth, among other information:

(1)

the applicable Interest Accrual Periods and general Distribution Dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(4)

the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(5)

the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

(6)

the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

(7)

the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(8)

the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

(9)

the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

(10)

the number and aggregate principal balance of any Mortgage Loans (A) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment, (2) two scheduled payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

(11)

with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(12)

the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

(13)

the cumulative Realized Losses through the end of the preceding month;

(14)

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans; and

(15)

the amount of the Prepayment Charges remitted by any servicer.

On each Distribution Date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website, initially located at www.ctslink.com.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the certificateholders and the depositor and the securities administrator will provide timely and adequate notification to the certificateholders and the depositor regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of record of a Certificate during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments.  See “Risk Factors” in this prospectus supplement and “Yield Considerations” in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected.  As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments.  Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates.  Investors should fully consider all of the associated risks.

The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month.  In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to any servicer other than GMAC and Wells Fargo Bank, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to such servicer for the related Due Period, (b) with respect to GMAC, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to GMAC for the related Due Period and (c) with respect to Wells Fargo Bank, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 14th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to Wells Fargo Bank for the related Due Period.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the master servicer will be required to pay the lesser of the amount required to be paid by the servicers and not so paid and the aggregate compensation payable to the master servicer for such Distribution Date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the certificates as described under “Description of the Certificates–Interest Distributions”.  In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under “Description of the Certificates –Interest Distributions”.

The Certificates—General

The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and losses on the Mortgage Loans.  If the rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the yield to maturity of such certificate may be lower than the yield expected by such holder.  The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Losses on the Mortgage Loans will reduce the certificate principal balances of the Subordinate Certificates to the extent of any losses allocated thereto without a corresponding payment of principal.  As a result of such reductions, less interest will accrue on such classes of Subordinate Certificates than otherwise would be the case.  The yield to maturity of the Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in the Available Distribution Amount.  See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Realized Losses will be borne by the Class B-12, Class B-11, Class B-10, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, (either directly or through distributions in respect of Discount Fractional Principal Shortfalls on the Class PO Certificates) to the extent such Subordinate Certificates are outstanding and then (other than the Discount Fraction of any Realized Loss on a Discount Loan, which will be allocated to the Class PO Certificates) first, pro rata, to the Class A-2 and Class AI-2 Certificates until the respective certificate principal balances of the Class A-2 and Class AI-2 Certificates have been reduced to zero and second, pro rata, to the Class A-1 and Class AI-1 Certificates until the respective certificate principal balances of the Class A-1 and Class AI-1 Certificates have been reduced to zero.  Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions in respect of Realized Losses and in respect of any Discount Fractional Principal Shortfall, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of such Realized Losses and Discount Fractional Principal Shortfall.  As a result, the yields on the Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans.

Investors in the Class A-1 and Class A-2 Certificates should consider the risk that if One-Month LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.  Investors in the Class A-1 and Class A-2 Certificates should understand that if One-Month LIBOR is greater than or equal to 6.700%, per annum, the pass-through rate of each of such classes will remain at its maximum rate of 7.000% per annum.

Conversely, investors in the Class AI-1 and Class AI-2 Certificates should consider the risk that if One-Month LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields.  Investors in the Class AI-1 and Class AI-2 Certificates should understand that if the One-Month LIBOR greater than or equal to 6.700% per annum, each of such classes will accrue interest at its minimum rate of 0.000% per annum.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the “Prepayment Assumption”).  The Prepayment Assumption used in the prospectus supplement (“PPC“) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.   With respect to the Mortgage Loans, 100% PPC assumes that (i) a per annum constant prepayment rate of 10% of the then outstanding principal balance of the Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.27% (precisely 14%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 24% per annum thereafter. No representation is made that the Mortgage Loans will prepay in accordance with such prepayment model or any other rate.

PPC does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of PPC.  The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related certificates.

The depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors.  Factors not identified by the depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans.  In particular, the depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC” have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under “Description of the Mortgage Pool” and assuming, among other things, the following modeling assumptions (collectively, the “Modeling Assumptions“).  All computational materials will be prepared on the basis of the following Modeling Assumptions:

•

scheduled payments on all Mortgage Loans, including the Subsequent Mortgage Loans are received on the first day of each month beginning in April 2007 and are computed prior to giving effect to any prepayments received in the prior month;

•

prepayments representing prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in March 2007 and include a full month’s interest thereon;

•

there are no defaults or delinquencies on the related Mortgage Loans;

•

optional termination of the REMIC does not occur unless noted otherwise;

•

the related Mortgage Loans prepay at the indicated constant percentages of PPC;

•

the date of issuance for the certificates is April 13, 2007;

•

cash distributions are received by the related certificateholders on the 25th day of each month when due beginning in April 2007;

•

the scheduled monthly payments for each related Mortgage Loan except for balloon loans are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date;

•

the Certificate Principal Balances of each of the Class P Certificates is assumed to be zero;

•

One-Month LIBOR remains constant at 5.32% per annum; and

•

the related Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

Assumed Loan Characteristics for the Mortgage Loans

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Mortgage Rate (%)	Net Mortgage Rate(1) (%)	Age (Months)	Original Interest Only Term (Months)
407,889.50	167	120	6.5000000000	5.6110000000	13	60
338,400.00	163	120	5.8750000000	4.9860000000	17	60
579,922.12	230	230	6.8750000000	5.9860000000	10	0
33,456,717.96	349	349	6.5194255503	5.6907053933	11	0
175,501.10	355	355	6.8750000000	5.9860000000	5	0
464,301.16	356	356	6.5000000000	5.6110000000	4	0
245,449.03	353	353	6.6250000000	5.8660000000	7	0
414,252.93	353	353	6.3750000000	5.4860000000	7	0
2,406,645.04	354	354	6.7279834379	5.8389834379	6	0
2,037,995.55	355	355	6.6876216026	5.7986216026	5	0
476,014.20	352	352	6.8750000000	5.9860000000	8	0
297,054.71	355	355	6.7500000000	5.8610000000	5	0
334,734.52	353	353	6.9513307889	5.9035627479	7	0
279,066.91	349	349	6.8750000000	5.9860000000	11	0
245,000.00	349	300	6.5000000000	5.6110000000	11	60
168,799.47	353	300	6.3750000000	5.4860000000	7	60
29,051,137.12	353	240	6.6789766490	5.7899766490	7	120
206,000.00	353	240	6.6250000000	5.7360000000	7	120
371,781.80	356	240	6.0955811984	5.8365811984	4	120
3,040,950.00	355	240	6.6353031125	5.7463031125	5	120
1,531,523.65	354	240	6.6311882663	5.7421882663	6	120
1,139,500.00	354	240	6.7636573058	5.8746573058	6	120
351,999.16	353	240	6.8061077901	5.9171077901	7	120
349,010.71	161	341	6.6459307939	5.7569307939	19	0
1,254,916.90	353	473	6.0331894128	5.5526570003	7	0
275,449.23	355	475	6.8750000000	5.9860000000	5	0
519,142.95	356	476	6.7500000000	5.8610000000	4	0
423,264.67	356	476	6.5660396012	5.6770396012	4	0
1,900,730.31	355	475	6.5639417975	5.6864340354	5	0
720,065.15	354	474	5.9374064590	5.0484064590	6	0
768,000.00	174	120	8.2500000000	7.9910000000	6	60
217,500.00	168	120	7.2500000000	6.3610000000	12	60
1,241,600.00	176	60	7.4534471649	7.1944471649	4	120
344,250.00	176	60	9.2500000000	8.9910000000	4	120
694,682.60	234	234	6.9875739942	6.6676638745	6	0
155,999.98	232	120	7.7500000000	6.8610000000	8	120
351,186.89	290	290	7.8785014975	7.6195014975	10	0
45,823,009.47	352	352	7.4608280359	6.9262188262	8	0
563,967.42	351	351	8.9083291992	8.0193291992	9	0
580,948.07	352	352	7.6250000000	7.3660000000	8	0
69,629.47	353	353	7.5000000000	6.6110000000	7	0
452,070.94	355	355	6.8750000000	6.6160000000	5	0
142,531.55	354	354	7.5000000000	7.2410000000	6	0
1,636,342.06	355	355	7.9122772846	7.1075884490	5	0
99,650.91	350	350	9.3750000000	8.4860000000	10	0
1,913,668.06	351	351	7.4274109233	6.5384109233	9	0
254,558.28	356	356	8.8038593461	7.9148593461	4	0
134,543.87	353	353	8.7500000000	7.8610000000	7	0
731,740.86	352	352	7.5681625716	6.9074247757	8	0
519,627.21	355	355	7.3124642628	6.4234642628	5	0
482,057.91	354	354	7.5722574208	6.4981566087	6	0
638,569.97	350	350	6.9900000000	6.7310000000	10	0
116,388.15	353	353	9.5000000000	9.2410000000	7	0
2,189,172.12	355	355	7.6734696887	7.1549966539	5	0
127,944.61	354	354	7.2500000000	6.9910000000	6	0
168,443.82	356	356	8.3172094559	7.3589885103	4	0
2,228,542.09	354	354	7.2787391678	6.6382528315	6	0
134,447.10	354	354	8.5306418844	7.4318364814	6	0
295,925.15	353	353	9.3750000000	7.7760000000	7	0
272,133.83	352	352	7.8054184774	6.9164184774	8	0
1,212,028.81	355	355	7.5272848661	6.6382848661	5	0
8,540,151.46	354	354	7.5599508509	6.9223373676	6	0
7,804,770.62	354	354	7.4258977088	6.8453551203	6	0
813,177.15	355	355	7.8275401696	6.8179678395	5	0
1,383,604.33	353	353	7.3042921770	6.4152921770	7	0
1,807,108.34	357	357	8.2076652457	7.6579182024	3	0
3,278,928.70	353	353	7.6947190774	6.8705158777	7	0
640,605.48	353	353	8.2849925375	7.1630955139	7	0
211,159.99	355	355	7.2500000000	6.3610000000	5	0
205,419.23	354	354	7.2500000000	6.3610000000	6	0
1,455,537.59	355	355	7.3051983812	6.6011625132	5	0
750,559.66	352	352	6.6250000000	6.3660000000	8	0
177,000.00	349	300	7.5000000000	7.2410000000	11	60
156,000.00	353	300	7.5000000000	6.6110000000	7	60
50,711,155.53	353	240	7.5172029037	6.9188528896	7	120
62,900.00	354	240	9.0000000000	8.1110000000	6	120
296,250.00	354	240	7.6250000000	6.7360000000	6	120
300,000.00	352	240	8.6250000000	7.7360000000	8	120
520,000.00	356	240	7.8750000000	7.6160000000	4	120
1,531,949.98	352	240	8.4027301825	8.1437301825	8	120
457,500.00	356	240	8.1454918033	7.5973114754	4	120
461,000.00	352	240	7.5000000000	6.6110000000	8	120
2,567,263.59	354	240	8.0055332286	7.3451676011	6	120
858,250.00	355	240	7.8847946403	7.6257946403	5	120
917,000.00	349	240	7.8437840785	6.9547840785	11	120
770,076.45	353	240	8.3343174613	7.4453174613	7	120
120,000.00	355	240	7.2500000000	6.9910000000	5	120
1,338,000.00	355	240	8.2633968610	7.9235044843	5	120
427,198.99	349	240	7.5627348218	7.0677806972	11	120
2,496,418.87	356	240	7.6914078145	7.1937166426	4	120
230,320.00	355	240	7.4435567906	6.8390305662	5	120
95,118.00	353	240	7.3750000000	7.1160000000	7	120
118,750.00	352	240	8.5000000000	7.6110000000	8	120
11,670,319.62	353	240	7.7114831872	7.1960997418	7	120
4,901,592.05	354	240	7.2354612518	6.6724124904	6	120
930,850.00	356	240	7.8238169415	7.1966373207	4	120
993,820.67	353	240	7.1779118762	6.7694659002	7	120
1,321,092.00	357	240	8.4814342983	8.0446540983	3	120
4,505,618.60	353	240	7.4566821646	6.8381740543	7	120
382,499.99	353	240	8.5000000000	7.6110000000	7	120
2,481,386.34	354	240	7.7331293905	7.1844151334	6	120
963,484.00	354	240	7.0629335827	6.1739335827	6	120
485,959.28	159	339	7.0000000000	6.1110000000	21	0
5,534,340.79	354	474	7.5342615920	7.0726152215	6	0
491,669.53	354	474	7.1250000000	6.2360000000	6	0
1,135,775.00	354	474	7.3050464903	7.0460464903	6	0
263,387.64	354	474	7.0000000000	6.7410000000	6	0
240,591.66	353	473	8.3872803613	7.4982803613	7	0
568,975.80	355	475	7.2500000000	6.3610000000	5	0
557,113.69	356	476	7.2743308260	6.5592000971	4	0
143,316.55	356	476	8.7500000000	7.6410000000	4	0
283,370.16	354	474	7.7500000000	6.5310000000	6	0
184,737.24	353	473	9.2500000000	8.1810000000	7	0
149,726.53	356	476	8.0000000000	6.9310000000	4	0
395,995.21	353	473	7.2500000000	6.9910000000	7	0
2,171,165.36	355	475	8.0230492595	7.3891094411	5	0
3,925,571.41	354	474	7.4890729382	6.8032062066	6	0
1,252,883.73	355	475	8.0910937741	7.2910297622	5	0
59,924.63	355	475	8.5000000000	7.6110000000	5	0
1,956,133.09	353	473	7.4076305782	6.7402283899	7	0
468,102.97	354	474	7.4029973069	6.8098720562	6	0
462,091.71	355	475	7.6256547239	6.7366547239	5	0
11,992,398.13	349	349	6.4661566640	5.6367100006	11	0
531,395.16	354	354	6.7346826277	5.8456826277	6	0
620,287.67	355	355	6.7500000000	5.8610000000	5	0
126,881.65	349	349	6.8750000000	5.9860000000	11	0
5,357,657.94	353	240	6.7230469808	5.8340469808	7	120
457,000.00	356	240	6.8750000000	5.9860000000	4	120
1,346,950.00	355	240	6.8750000000	5.9860000000	5	120
787,000.00	352	240	6.8333862770	5.9443862770	8	120
216,449.99	354	240	6.8750000000	5.9860000000	6	120
235,568.70	356	476	6.3750000000	5.4860000000	4	0
520,000.00	174	120	6.7500000000	6.4910000000	6	60
556,000.00	174	60	8.7500000000	8.4910000000	6	120
279,354.66	233	233	7.5000000000	7.2410000000	7	0
30,302,588.04	352	352	7.7077750019	7.2918476321	8	0
921,777.54	352	352	7.8750000000	7.6160000000	8	0
333,180.39	353	353	7.3750000000	7.1160000000	7	0
1,187,264.69	354	354	8.1840189044	7.7632940499	6	0
660,960.47	354	354	7.4397625833	7.1807625833	6	0
371,209.57	352	352	9.1364355214	8.3654758599	8	0
247,608.96	358	358	8.6250000000	7.7360000000	2	0
52,988.61	356	356	9.2500000000	8.3610000000	4	0
909,784.04	354	354	7.5832522051	6.8940385912	6	0
396,667.41	350	350	7.4899174286	7.2309174286	10	0
1,038,913.55	354	354	7.3985651098	6.8546633720	6	0
241,775.71	353	353	7.7500000000	7.4910000000	7	0
1,387,464.43	355	355	7.4489482354	7.0386304250	5	0
251,166.50	356	356	7.0000000000	6.7410000000	4	0
303,416.60	354	354	7.7422266984	6.8532266984	6	0
313,046.23	351	351	8.0000000000	7.1110000000	9	0
358,886.65	357	357	8.0411347253	7.5318099311	3	0
71,789.81	355	355	8.7500000000	8.4910000000	5	0
7,545,615.62	354	354	7.4340909423	6.9619570701	6	0
3,394,007.75	354	354	7.6071805924	7.2686645221	6	0
402,115.50	356	356	8.6132047229	8.3542047229	4	0
684,738.36	353	353	7.3970946290	6.9320886439	7	0
980,447.72	357	357	8.3544297790	8.0577661073	3	0
1,115,136.20	353	353	8.0043963307	7.7453963307	7	0
84,634.19	354	354	7.7500000000	7.4910000000	6	0
550,586.78	355	355	6.9625752638	6.3954597638	5	0
202,182.48	339	300	7.3750000000	7.1160000000	21	60
408,699.37	353	300	7.4000000000	7.1410000000	7	60
30,954,715.01	354	240	7.6473559735	7.2397624302	6	120
345,600.00	353	240	8.0000000000	7.7410000000	7	120
2,489,796.50	354	240	7.7005689521	7.3727449358	6	120
245,000.00	354	240	7.2500000000	6.9910000000	6	120
2,060,980.46	353	240	7.7390524144	7.2912963982	7	120
235,200.00	353	240	8.3750000000	7.4860000000	7	120
803,300.00	355	240	7.0269973858	6.7679973858	5	120
644,389.00	355	240	8.1309090860	7.6841963845	5	120
393,620.81	355	240	7.8750000000	7.6160000000	5	120
608,000.00	356	240	8.5000000000	8.2410000000	4	120
11,999,558.43	354	240	8.1622798019	7.8089291581	6	120
3,871,237.05	354	240	7.4360614103	7.1445136747	6	120
743,888.42	354	240	7.3565170937	7.0975170937	6	120
346,400.00	353	240	7.6830254042	7.4240254042	7	120
1,751,918.87	354	240	7.8448956672	7.2194575016	6	120
697,981.09	354	240	7.3674815889	6.7420416024	6	120
307,356.61	162	342	7.2994772058	6.4935989116	18	0
4,132,313.97	354	474	7.8990352399	7.5512955889	6	0
237,466.95	354	474	7.1250000000	6.8660000000	6	0
734,707.17	354	474	8.0000000000	7.7410000000	6	0
465,200.50	353	473	7.1500919335	6.8910919335	7	0
1,034,684.41	354	474	7.5503443110	7.2913443110	6	0
105,428.30	354	474	8.2500000000	7.9910000000	6	0
457,560.19	354	474	8.6250000000	8.3660000000	6	0
257,614.08	357	477	8.6250000000	6.9160000000	3	0
327,430.27	355	475	7.3750000000	7.1160000000	5	0
139,746.40	354	474	7.8750000000	6.9860000000	6	0
189,703.72	355	475	7.7500000000	7.4910000000	5	0
1,941,289.58	354	474	7.5014128391	7.2424128391	6	0
118,816.10	356	476	7.8750000000	7.6160000000	4	0
1,342,198.96	353	473	7.4976529961	7.2386529961	7	0
157,271.37	355	475	8.0000000000	7.7410000000	5	0
1,930,369.71*	357	357	6.6821034398	5.7931034398	3	0
119,200.00*	359	359	6.7500000000	5.8610000000	1	0
180,000.00*	360	360	6.2500000000	5.3610000000	0	0
391,549.48*	358	358	6.7538095420	5.8648095420	2	0
685,279.88*	359	359	5.7285890566	4.8395890566	1	0
2,161,534.41*	359	359	6.4312013358	5.5422013358	1	0
239,200.00*	358	300	6.5900000000	5.7010000000	2	60
3,816,165.00*	355	240	6.6042787720	5.7152787720	5	120
120,000.00*	359	240	6.7500000000	5.8610000000	1	120
954,400.00*	358	240	6.7827912825	5.8937912825	2	120
438,200.00*	358	240	6.6200000000	5.7310000000	2	120
548,316.72*	358	478	6.4900000000	5.6010000000	2	0
819,975.80*	358	478	6.5600017708	5.6710017708	2	0
595,000.00*	360	480	6.4655462185	5.7406638656	0	0
1,010,000.00*	360	480	6.4560643564	5.6387970297	0	0
86,046.27*	237	237	6.4900000000	6.2310000000	3	0
10,266,721.20*	355	355	7.9890411534	7.2825099525	5	0
267,816.12*	358	358	7.8900000000	7.0010000000	2	0
163,800.18*	358	358	8.4900000000	7.6010000000	2	0
231,809.83*	359	359	7.0000000000	6.1110000000	1	0
487,196.07*	358	358	6.9900000000	6.1010000000	2	0
280,600.00*	360	360	7.7033143264	6.7713349964	0	0
74,946.38*	358	358	7.8750000000	7.6160000000	2	0
260,000.00*	360	360	7.0000000000	6.7410000000	0	0
590,119.01*	358	358	7.9843794351	7.1968457322	2	0
232,500.00*	360	360	7.3876344086	6.7817956989	0	0
50,000.00*	360	360	8.7500000000	7.8610000000	0	0
752,688.12*	357	357	7.3496292556	6.5710294461	3	0
146,320.00*	359	359	7.8750000000	6.9860000000	1	0
2,445,451.53*	358	358	7.6416695946	6.8391493284	2	0
397,593.16*	357	357	7.8436159508	7.1812749152	3	0
678,900.77*	358	358	7.2000000000	6.3110000000	2	0
2,267,340.37*	360	360	7.2304680726	6.5036578470	0	0
738,641.72*	360	360	7.5334609383	6.8807189173	0	0
763,252.73*	359	359	8.0998470929	7.3607423969	1	0
242,022.02*	352	352	8.6250000000	7.7360000000	8	0
480,595.32*	357	300	7.0658434352	6.1768434352	3	60
464,000.00*	358	300	7.4194827586	6.5304827586	2	60
9,596,178.22*	355	240	8.2658821166	7.5042708565	5	120
160,000.00*	360	240	8.5000000000	8.2410000000	0	120
844,880.00*	359	240	7.9056315690	7.0166315690	1	120
256,000.00*	359	240	7.1900000000	6.9310000000	1	120
210,000.00*	360	240	7.2500000000	6.3610000000	0	120
85,000.00*	359	240	7.5050000000	6.6160000000	1	120
826,985.26*	354	240	8.1369770968	7.2479770968	6	120
1,086,940.00*	358	240	7.2982179329	6.4092179329	2	120
144,000.00*	359	240	7.2500000000	6.9910000000	1	120
1,088,563.37*	358	240	7.2981980932	6.5133720927	2	120
416,000.00*	360	240	7.4399038462	6.5509038462	0	120
151,990.00*	358	240	7.8750000000	7.6160000000	2	120
788,940.00*	359	240	8.3084328339	7.4194328339	1	120
140,000.00*	355	240	7.3750000000	7.1160000000	5	120
199,835.73*	178	358	6.9900000000	6.1010000000	2	0
863,631.99*	357	477	7.9120431421	7.2661451186	3	0
436,000.00*	360	480	8.0504587156	7.3282477064	0	0
88,000.00*	360	480	8.1250000000	7.2360000000	0	0
196,895.91*	358	478	8.2900000000	7.4010000000	2	0
173,000.00*	360	480	8.6250000000	6.8060000000	0	0
207,921.65*	359	479	7.0400000000	6.1510000000	1	0
806,703.22*	358	478	7.4113591861	6.5223591861	2	0
220,000.00*	360	480	6.8522727273	6.5932727273	0	0
544,799.25*	359	479	7.4471361469	6.5581361469	1	0
1,398,775.00*	360	480	7.2348059016	6.6025305357	0	0
640,000.00*	360	480	7.7500000000	6.8610000000	0	0
565,298.17*	357	357	6.0000000000	5.1110000000	3	0
115,606.81*	356	356	6.8750000000	5.9860000000	4	0
415,499.47*	352	240	6.8750000000	5.9860000000	8	120
172,000.00*	356	240	6.7500000000	5.8610000000	4	120
382,200.00*	356	240	6.6250000000	5.7360000000	4	120
210,000.00*	360	480	6.2500000000	5.3610000000	0	0
406,500.00*	360	480	6.3027367774	5.5958400984	0	0
8,813,316.08*	355	355	7.7297636936	7.3522885851	5	0
221,430.71*	359	359	7.9294837311	7.2109946205	1	0
450,432.72*	356	356	7.6059254088	7.1304136065	4	0
180,000.00*	360	360	7.1250000000	6.8660000000	0	0
125,350.07*	356	356	8.6250000000	8.3660000000	4	0
62,700.00*	360	360	8.3750000000	7.0760000000	0	0
1,304,150.00*	360	360	7.2259517694	6.9669517694	0	0
191,590.83*	357	357	7.7500000000	7.4910000000	3	0
637,414.49*	355	355	8.1895568475	7.4423354506	5	0
5,000,306.42*	355	240	7.6886564225	7.2571729930	5	120
193,600.00*	355	240	7.7500000000	6.8610000000	5	120
375,000.00*	360	240	7.5000000000	7.2410000000	0	120
124,800.00*	351	240	7.3750000000	7.1160000000	9	120
131,835.86*	356	476	7.7500000000	7.4910000000	4	0
187,500.00*	360	480	7.3750000000	7.1160000000	0	0
96,000.00*	360	480	8.8750000000	8.6160000000	0	0
257,901.71*	359	479	7.0000000000	6.7410000000	1	0
112,500.00*	360	480	7.3750000000	7.1160000000	0	0
86,800.00*	359	479	7.3750000000	7.1160000000	1	0
148,000.00*	360	480	8.0000000000	7.7410000000	0	0
875,441.17*	360	480	7.5032580230	7.2442580230	0	0
430,250.00*	360	480	7.1513654852	6.4820052295	0	0
190,859.56**	239	239	6.4900000000	5.6010000000	1	0
442,279.22**	360	360	6.5690672576	5.6800672576	0	0
504,000.00**	360	360	6.4900000000	5.6010000000	0	0
196,000.00**	360	360	6.4900000000	5.6010000000	0	0
574,420.00**	360	360	6.5989098569	5.7099098569	0	0
369,114.00**	360	360	6.4947682559	5.6057682559	0	0
304,000.00**	360	300	6.7400000000	5.8510000000	0	60
216,000.00**	359	240	6.8400000000	5.9510000000	1	120
476,000.00**	360	480	6.4900000000	5.6010000000	0	0
1,115,163.43**	360	360	7.4606046669	6.8132600904	0	0
324,320.00**	360	360	7.4199580661	6.5309580661	0	0
103,918.06**	359	359	7.2000000000	6.9410000000	1	0
92,000.00**	360	360	7.7400000000	6.8510000000	0	0
303,243.05**	360	360	7.4307949333	6.5417949333	0	0
160,000.00**	360	360	7.0400000000	6.1510000000	0	0
1,536,152.28**	360	360	7.2865713712	6.7490177327	0	0
100,000.00**	360	360	8.4400000000	7.5510000000	0	0
483,361.34**	360	360	6.9493732569	6.3875198177	0	0
176,000.00**	360	300	7.2900000000	7.0310000000	0	60
246,400.00**	360	300	8.0500000000	7.1610000000	0	60

(1)

The pre-funding Net Mortgage Rate is assumed to be the same as the Net Mortgage Rate on each loan.

*   One Month Prefunded Loans

** Two Month Prefunded Loans

Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding Certificate Principal Balances and the weighted average lives shown in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC.”  Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption.  There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the prepayment speed assumption.  The depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.  Further, Subsequent Mortgage Loans shall be conveyed to the trustee on behalf of the trust during the Pre-Funding Period, which will increase the aggregate principal balance of the Mortgage Loans and otherwise affect the characteristics of the Mortgage Loans that may be reflected in the structuring assumptions.  The Subsequent Mortgage Loans will have the characteristics set forth under “Description Of The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement.

Based on the foregoing assumptions, the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC” indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balances of each such class of offered certificates that would be outstanding after each of the distribution dates shown at various percentages of the prepayment speed assumption.

There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of Mortgage Loans generally.  In addition, historical data available with respect to Mortgage Loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the Mortgage Loans underlying certificates issued by these entities.

The depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above.  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates.  Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the related offered certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class A-1, Class A-2, Class AI-1 and Class AI-2
Distribution Date	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	88	76	71	64	52
March 25, 2009	76	55	48	38	24
March 25, 2010	65	40	32	23	11
March 25, 2011	56	30	23	15	6
March 25, 2012	48	23	16	9	3
March 25, 2013	41	17	11	6	2
March 25, 2014	36	13	8	4	1
March 25, 2015	31	10	6	2	*
March 25, 2016	27	7	4	1	*
March 25, 2017	24	5	3	1	*
March 25, 2018	20	4	2	1	*
March 25, 2019	17	3	1	*	*
March 25, 2020	15	2	1	*	*
March 25, 2021	13	2	1	*	*
March 25, 2022	11	1	*	*	*
March 25, 2023	9	1	*	*	*
March 25, 2024	8	1	*	*	*
March 25, 2025	6	*	*	*	*
March 25, 2026	5	*	*	*	*
March 25, 2027	4	*	*	*	*
March 25, 2028	4	*	*	*	*
March 25, 2029	3	*	*	*	*
March 25, 2030	2	*	*	*	*
March 25, 2031	2	*	*	*	*
March 25, 2032	1	*	*	*	*
March 25, 2033	1	*	*	*	*
March 25, 2034	1	*	*	*	*
March 25, 2035	*	*	*	*	*
March 25, 2036	*	*	*	*	*
March 25, 2037	*	*	*	*	0
March 25, 2038	0	0	0	0	0
Weighted Average Life to Maturity(1)	6.63	3.39	2.75	2.11	1.45
Weighted Average Life to Call(1)(2)	6.20	3.09	2.50	1.92	1.33

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class AR
Distribution Date	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	0	0	0	0	0
March 25, 2009	0	0	0	0	0
March 25, 2010	0	0	0	0	0
March 25, 2011	0	0	0	0	0
March 25, 2012	0	0	0	0	0
March 25, 2013	0	0	0	0	0
March 25, 2014	0	0	0	0	0
March 25, 2015	0	0	0	0	0
March 25, 2016	0	0	0	0	0
March 25, 2017	0	0	0	0	0
March 25, 2018	0	0	0	0	0
March 25, 2019	0	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0
March 25, 2038	0	0	0	0	0
Weighted Average Life to Maturity(1)	0.03	0.03	0.03	0.03	0.03
Weighted Average Life to Call(1)(2)	0.03	0.03	0.03	0.03	0.03

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class PO
Distribution Date	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	88	77	73	66	55
March 25, 2009	77	58	52	42	29
March 25, 2010	67	44	36	27	15
March 25, 2011	59	33	26	17	8
March 25, 2012	51	25	18	11	4
March 25, 2013	44	19	13	7	2
March 25, 2014	38	14	9	4	1
March 25, 2015	33	10	6	3	1
March 25, 2016	29	8	4	2	*
March 25, 2017	25	6	3	1	*
March 25, 2018	21	4	2	1	*
March 25, 2019	18	3	1	*	*
March 25, 2020	16	2	1	*	*
March 25, 2021	13	2	1	*	*
March 25, 2022	11	1	*	*	*
March 25, 2023	9	1	*	*	*
March 25, 2024	8	1	*	*	*
March 25, 2025	7	*	*	*	*
March 25, 2026	5	*	*	*	*
March 25, 2027	5	*	*	*	*
March 25, 2028	4	*	*	*	*
March 25, 2029	3	*	*	*	*
March 25, 2030	2	*	*	*	*
March 25, 2031	2	*	*	*	*
March 25, 2032	1	*	*	*	*
March 25, 2033	1	*	*	*	*
March 25, 2034	1	*	*	*	0
March 25, 2035	*	*	*	*	0
March 25, 2036	*	*	*	*	0
March 25, 2037	*	*	*	*	0
March 25, 2038	0	0	0	0	0
Weighted Average Life to Maturity(1)	6.89	3.58	2.94	2.27	1.59
Weighted Average Life to Call(1)(2)	6.44	3.26	2.66	2.06	1.45

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9
Distribution Date	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	99	99	99	99	99
March 25, 2009	99	99	99	92	78
March 25, 2010	98	94	85	73	56
March 25, 2011	98	71	60	47	29
March 25, 2012	97	54	43	30	15
March 25, 2013	91	40	30	19	8
March 25, 2014	79	30	21	12	4
March 25, 2015	69	23	15	8	2
March 25, 2016	60	17	11	5	1
March 25, 2017	52	13	7	3	1
March 25, 2018	45	10	5	2	*
March 25, 2019	38	7	4	1	*
March 25, 2020	33	5	2	1	*
March 25, 2021	28	4	2	*	*
March 25, 2022	24	3	1	*	*
March 25, 2023	20	2	1	*	*
March 25, 2024	17	1	1	*	*
March 25, 2025	14	1	*	*	*
March 25, 2026	12	1	*	*	*
March 25, 2027	10	1	*	*	*
March 25, 2028	8	*	*	*	*
March 25, 2029	6	*	*	*	*
March 25, 2030	5	*	*	*	*
March 25, 2031	4	*	*	*	*
March 25, 2032	3	*	*	*	*
March 25, 2033	2	*	*	*	*
March 25, 2034	2	*	*	*	*
March 25, 2035	1	*	*	*	*
March 25, 2036	*	*	*	*	0
March 25, 2037	*	*	*	*	0
March 25, 2038	0	0	0	0	0
Weighted Average Life to Maturity(1)	11.62	6.25	5.36	4.40	3.41
Weighted Average Life to Call(1)(2)	10.67	5.55	4.70	3.81	2.85

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Special Considerations with Respect to the Class X and Class PO Certificates

The Pass-Through Rate of the Class X Certificates is based on the scheduled principal balances and the weighted average of the Stripped Interest Rates of the Non-Discount Loans.   See “Description of the Certificates—Interest Calculations” in this prospectus supplement.  The related Non-Discount Loans will have higher Net Mortgage Rates (and higher mortgage interest rates) than the other related Loans.  In general, Mortgage Loans with higher mortgage rates tend to prepay at higher rates than Mortgage Loans with relatively lower mortgage rates in response to a given change in market interest rates.  As a result, the Non-Discount Loans may prepay at higher rates, thereby reducing the resulting yield of the Class X Certificates than would be the case if such Non Discount Loans prepaid at the same rate as the other related Loans.  An investor in the Class X Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) on the related Non-Discount Loans could result in the failure of such investor to fully recover its initial investment.

The yield to maturity on the Class PO Certificates will be extremely sensitive to the level of principal prepayments on the Discount Loans.  The principal payable to the Class PO Certificates is derived from the Discount Loans. Therefore, the yield to maturity on the Class PO Certificates will be adversely affected by slower than expected principal prepayments on the Discount Loans.

Sensitivity of Pre-Tax Yield to Maturity of the
Class X Certificates to Prepayments
(Pre-Tax Yield to Maturity)

	Percentage of the PPC
Price	50%	100%	120%	150%	200%
2.0000%*	29.707%	14.280%	7.776%	(2.399)%	(20.696)%

*Plus accrued interest from March 1, 2007.

Sensitivity of Pre-Tax Yield to Maturity of the
Class PO Certificates to Prepayments
(Pre-Tax Yield to Maturity)

	Percentage of the PPC
Price	50%	100%	120%	150%	200%
80.0000%	3.577%	7.051%	8.629%	11.203%	16.158%

Yield Considerations Applicable Solely to the Class AR Certificates

A Class AR Certificateholder may have tax liabilities with respect to its certificate during the early years of the related REMICs’ term that substantially exceed any distributions payable thereon during any such period.  In addition, a Class AR Certificateholder may have tax liabilities with respect to its certificate, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Class AR Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class AR Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

A Class AR Certificateholder should consult its own tax advisor as to the effect of taxes and the receipt of any payments made to such holder in connection with the acquisition of interests in the Class AR Certificates on after-tax rates of return on the Class AR Certificates.  See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust as a tiered real estate mortgage investment conduit (“REMIC”) structure for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC for which the securities administrator files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code“).  The Class AR Certificates will represent ownership of the sole class of “residual interests” in each REMIC.

Treatment of the Offered Certificates

The Offered Certificates (other than the Class AR Certificates) will be REMIC regular interests.    The Class PO Certificates will be issued with original issue discount in an amount equal to the excess of their Original Principal Balance over their issue price.  Although the tax treatment is not entirely certain with respect to the Class X Certificates, each such Class of Certificates will be treated as having original issue discount equal to the excess of all expected payments of interest on such class over the issue price of such class.  A holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which it would be entitled if there were no further prepayments of the Mortgage Loans, but such treatment is unclear.  The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and market discount and whether any such discount is considered de minimis, and that may be used by a holder of a Offered Certificates (other than the Class AR Certificates) to amortize premium, will be 120% of PPC.  No representation is made as to the actual rate at which the Mortgage Loans will prepay.

Residual Certificates

The holders of the Class AR Certificates must include the taxable income of each REMIC in their federal taxable income.  The Class AR Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding.  Prospective investors are cautioned that the Class AR Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.  Furthermore, prospective investors in the Class AR Certificates should expect that all of the taxable income of each REMIC includible by the holders of the Class AR Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

The Class AR Certificates will be considered “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the Class AR Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described in this prospectus supplement under “Description of the Certificates― Transfer Restrictions.”  See “Material Federal Income Tax Considerations—Taxation of Owners of Residual Certificates” in the prospectus.

An individual, trust or estate that holds a Class AR Certificate (whether the certificate is held directly or indirectly through certain pass through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees and Master Servicing Fees, if applicable, on the Mortgage Loans and other administrative expenses of each REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  In addition, some portion of a purchaser’s basis, if any, in a Class AR Certificate may not be recovered until termination of the REMICs.  Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class AR Certificates, including any “safe harbor” payment described under “Material Federal Income Tax Considerations—Taxation of Owners of Residual Certificates” in the prospectus, are unclear.  Any transferee receiving consideration with respect to a Class AR Certificate should consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after tax return of the Class AR Certificates may be significantly lower than would be the case if the Class AR Certificates were taxed as debt instruments, or may be negative.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Prospective purchasers of the Class AR Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences.  See “Material Federal Income Tax Considerations—Taxation of Owners of Residual Certificates” in the prospectus.

LEGAL PROCEEDINGS

There are no legal proceedings pending against the sponsor, the depositor, the trustee, Deutsche Alt-B Securities, Inc. Mortgage Loan Trust, Series 2007-AB1, the master servicer, the servicers, the originators, the credit risk manager, the securities administrator, the custodians or Radian Guaranty, Inc., or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings that are material to the certificateholders against any of the foregoing transaction parties are known to be contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliates of Deutsche Bank National Trust Company.  There are no affiliations between the sponsor, the depositor and the issuing entity and any of the master servicer, the servicers, the trustee, the originators and the securities administrator.  Wells Fargo Bank serves as master servicer, a servicer, an originator, the securities administrator and a custodian, but there are no other affiliations among the Wells Fargo Bank and any other servicer, originator, custodian, or other party to this transaction.    Except as disclosed herein, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT ASPECTS

As of the date of their issuance, the offered certificates will not constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  After the Pre-Funding Period, the Offered Certificates (other than the B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates) will  constitute “mortgage-related securities” for purposes of SMMEA for so long as such Offered Certificates are rated in one of the two highest rating categories by S&P, Moody’s, Fitch Ratings or another nationally recognized statistical rating organization, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to “mortgage-related securities”, certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Certain states have enacted such legislation.  Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe.  See “Legal Matters” in the prospectus.

Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The Department of Labor has granted prohibited transaction exemptive relief with respect to the purchase or holding of certificates by or on behalf of, or with plan assets of, a Plan and the operation and management of the assets of the trust that issued such certificates to Deutsche Banc Alex Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both as most recently amended and restated by Prohibited Transaction Exemptions 2007-5 (the “Underwriter Exemption”), as described in the accompanying prospectus.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured Mortgage Loans and are rated at least “BBB-” (or its equivalent) by S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. at the time of their acquisition.  The Underwriter Exemption contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

The acquisition, holding and transfer of the Offered Certificates, other than the Class AR Certificates (the “Exemption-Eligible Certificates”), should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.)  However, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of the Exemption-Eligible Certificates  could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Exemption-Eligible Certificates satisfies the terms and conditions of the Underwriter Exemption.  See “ERISA Considerations” in the accompanying prospectus.

The Class AR Certificates do not qualify as Exemption-Eligible Certificates.  In addition, the rating of a an Exemption-Eligible Certificate may change.  If a class of Exemption-Eligible Certificates is no longer rated at least BBB- or its equivalent, Exemption-Eligible Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased that certificate when it had a rating of at least BBB- or its equivalent would not be required by the Exemption to dispose of it).  Consequently, transfers of any Exemption-Eligible Certificates rated below BBB- or its equivalent or any Class AR Certificates (collectively, “ERISA-Restricted Offered Certificates”) will not be registered by the securities administrator unless the securities administrator receives the following:

•

a representation from the transferee of the ERISA-Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA-Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the securities administrator that the purchase or holding of the ERISA-Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the securities administrator, the depositor, the sponsor, the master servicer or any servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the requisite opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Underwriter Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement dated as of April 13, 2007, and the related terms agreement dated April 13, 2007 (together, the “Underwriting Agreement“), between Deutsche Bank Securities Inc. (the “Underwriter“) and the depositor, the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be 102.11% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.  It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Pooling and Servicing Agreement—Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York, New York.

CERTIFICATE RATINGS

It is a condition to the issuance of the certificates that the Senior Certificates and Mezzanine Certificates receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class AI-1	AAA	Aaa
Class AI-2	AAA	Aaa
Class X	AAA	Aaa
Class PO	AAA	Aaa
Class AR	AAA	NR
Class B-1	AA+	Aa1
Class B-2	AA	NR
Class B-3	AA-	NR
Class B-4	A+	NR
Class B-5	A	NR
Class B-6	A-	NR
Class B-7	BBB+	NR
Class B-8	BBB	NR
Class B-9	BBB-	NR

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements.  S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates.  S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the Mortgage Loans.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued.  The ratings of Moody’s take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The rating assigned by Moody’s to the interest only certificates does not addresses whether investors will recoup their initial investment.  The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity.  See “Risk Factors” and “Prepayment and Yield Considerations”.

The depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody’s.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody’s.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided by them in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor its ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement–Reports to Certificateholders” and “Servicing of the Mortgage Loans–Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will be prepared by the securities administrator and filed by it with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be made available on the securities administrator’s website referenced above under “Available Information” on each distribution date. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans–Evidence as to Compliance” and “Description of the Certificates–Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage Backed Certificates

Mortgage Backed Notes
(Issuable in Series)

Deutsche Alt-A Securities, Inc.,

Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by Deutsche Alt-A Securities, Inc. The assets in each trust fund will generally consist of one or more of the following:

•

mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

•

unsecured home improvement loans;

•

manufactured housing installment sale contracts;

•

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•

previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

Deutsche Alt-A Securities, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the Risk Factors beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2006.

TABLE OF CONTENTS

Description of the Trust Funds

1

Use of Proceeds

19

Yield Considerations

19

Static Pool Information

25

The Depositor

25

Description of the Securities

26

Description of the Agreements

41

Description of Credit Support

65

Derivative Products Related To The Securities

69

Certain Legal Aspects of Mortgage Loans

70

Certain Legal Aspects of the Contracts

86

Material Federal Income Tax Considerations

89

Penalty Avoidance

117

State and Other Tax Consequences

117

ERISA Considerations

117

Legal Investment

125

Methods of Distribution

127

Additional Information

128

Incorporation of Certain Documents by Reference

129

Legal Matters

130

Financial Information

130

Rating

130

Index of Defined Terms

131

RISK FACTORS

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued.  In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities.  Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust.  In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund.  We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest.  Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default.  The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets.  However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement.  In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full.  As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;
• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

•

in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period.  Each prospectus supplement will specify the interest accrual period for the related securities.  If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date.  As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity.  Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date.  The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans.  In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage.  As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage.  The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them.  As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.
If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise.  A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%.  In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors.  In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities.  The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy.  As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.  In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination  has priority over the lien of an existing mortgage.  Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances.  If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges.  These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans.  In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor.  These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor.  These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans.  The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks.  As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions.  You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants.  In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•

mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

•

home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

•

manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•

any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae“), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac“) (collectively, “Agency Securities“);

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

•

a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by Deutsche Alt-A Securities, Inc. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller“), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.  As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index; provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

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“Balloon Payment Assets;”

•

“Convertible Assets“ which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

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“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset“ is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property“), (2) a primarily residential rental property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space (“Multi Family Property”), (3) a retail, office agricultural or other commercial property, including but not limited to partially improved or unimproved (“Commercial Property”) or (4) a mixed residential/commercial property (“Mixed-Use Property” and together with Single Family Property, Multifamily Property, and Commercial Property, the “Mortgaged Properties“). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•

Apartment buildings owned by cooperative housing corporations (“Cooperatives“); and

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Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The principal balance of mortgage loans secured by Commercial Property, Multifamily Property, Mixed-Use Property, unimproved land or apartment buildings owned by Cooperatives shall be less than 10% of the principal balance of all mortgage loans conveyed to the trust fund.

The mortgage loans may include:

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Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans“);

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Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

•

Mortgage loans evidenced by contracts (“Land Sale Contracts“) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages“) creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA“) or partially guaranteed by the Veteran’s Administration (the “VA“). See “—FHA Loans and VA Loans” below.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The “Value“ of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. “Refinance Loans” are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan.  This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%.  See “—Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

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the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date“);

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the type of property securing the mortgage loans;

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the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

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the range of maturity dates of the mortgage loans;

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the range of the Loan-to-Value Ratios at origination of the mortgage loans;

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the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

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the state or states in which most of the Mortgaged Properties are located;

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information regarding the prepayment provisions, if any, of the mortgage loans;

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for mortgage loans with adjustable mortgage rates (“ARM Loans“), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

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information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

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the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

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the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission“) within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a “Lockout Period” and, the date of expiration thereof, a “Lock-out Date“) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium“) in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See “—Assets” above.

HELOCs

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“HELOCs“). Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

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the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

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the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

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the earliest and latest origination date and maturity date of the unsecured home improvements loans;

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the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

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the state or states in which most of the unsecured home improvement loans were originated.

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information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

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with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

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information regarding the payment characteristics of the unsecured home improvement loans;

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the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

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the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Commercial, Multifamily and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans” ), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related property and interests.

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed-use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

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local and regional economic conditions;

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the physical condition of the property;

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the types of services and amenities provided;

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the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

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availability of alternative rental properties;

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changes in the surrounding neighborhood;

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management;

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the level of mortgage interest rates;

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dependence upon government rent subsidies;

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any applicable rent control laws; and

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state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

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the quality and success of a retail property’s tenants;

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closing of a major store in the shopping center where the related property is located;

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changes in consumer preferences;

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declines in consumer spending;

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competition from local merchants and from catalog and internet retailers; and

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product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

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quality and nature of tenants;

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tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

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the physical condition of the property;

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the types of services and amenities provided;

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changes in the surrounding neighborhood; and

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availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

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the design and adaptability of the building;

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success or failure of the business of the tenant, which is frequently the sole tenant of the property;

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availability of alternative space; and

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quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

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the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

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whether the manufactured homes were new or used as of the origination of the related contracts;

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the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

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the range of maturity dates of the contracts;

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the range of the Loan-to-Value Ratios at origination of the contracts;

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the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

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the state or states in which most of the manufactured homes are located at origination;

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information regarding the prepayment provisions, if any, of the contracts;

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for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

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the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

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information regarding the payment characteristics of the contracts; and

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the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act“). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group“). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)

foreclosure sale;

(2)

payment of the claim by any mortgage insurer; and

(3)

the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities“) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related trust fund;

(2) neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3) the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”). The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account“). In that case, the depositor will be obligated to sell at a predetermined price — and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase — additional Assets (the “Subsequent Assets“) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period“) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount“) for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See “ERISA Considerations —Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account“) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, reserve fund or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See “Description of Credit Support.”

Derivative Products

If so provided in the prospectus supplement, one or more classes of Certificates or Notes, as applicable, in the related series may have the benefit of a swap, cap, corridor or other hedging instrument, yield supplement agreement, yield maintenance agreement or other derivative product, each as described under “Derivative Products Related to the Securities.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement“), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date“), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments — Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR“) prepayment model or the Standard Prepayment Assumption (“SPA“) prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans“) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period“). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See “Description of the Securities —Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements” and “Underlying Servicing Agreements—Due-on-Sale Provisions.”

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

Static Pool Information

For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

The Depositor

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

Description of the Securities

General

The mortgage-backed certificates (the “Certificates“) of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The mortgage-backed notes (the “Notes,” and together with the Certificates, the “Securities”), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed

A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate

A class with an interest rate that is fixed throughout the life of the class.

Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Interest Only or IO

A class of securities with no principal balance and which is not entitled to principal payments.  Interest usually accrues based on a specified notional amount.

Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index; provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out

A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only

A class of securities which is not entitled to interest payments.

Planned Amortization Class

A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization

A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group“). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities“) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities“) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities“), as provided in the prospectus supplement. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”—Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date“), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date“). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the “Available Distribution Amount“ for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period” for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds“), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds“), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate“ in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance“ which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance“) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a)

one scheduled payment is delinquent,

(b)

two scheduled payments are delinquent,

(c)

three or more scheduled payments are delinquent and

(d)

foreclosure proceedings have begun;

(8)

for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

(a)

the book value,

(b)

the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c)

the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)

if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a)

the total amount of sale proceeds,

(b)

the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)

the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a)

default interest,

(b)

late charges and

(c)

assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC“) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear“). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner“) will be entitled to receive a Definitive Security, except as set forth below under “ Definitive Securities.” Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants“) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants“).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC“) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Bérse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator“), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation“). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions“). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries“)

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules“), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations—Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations—REMICs—Taxation of Certain Foreign Investors” in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code (“REMIC Securities“) or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933 and Regulation AB.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement“). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2)

in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

(3)

in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price“) or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party“) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset;

•

in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•

the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See “Events of Default” and “Rights Upon Event of Default.”

Collection Account and Related Accounts

General.  The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account“),which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC“) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments“). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.  A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities— Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities— Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.  If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “Deposits” above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard“).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the issuing entity, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD“) or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•

adversely affect or jeopardize coverage under any applicable insurance policy or

•

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest, Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A “Retained Interest“ in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer“) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

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any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the Paying Agent.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

•

the subordination of one or more classes of Notes or Certificates, as applicable;

•

letters of credit;

•

insurance policies;

•

surety bonds;

•

the establishment of one or more reserve funds;

•

cross-collateralization;

•

overcollateralization;

•

excess interest; or

•

or any combination of the foregoing.

The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed following the issuance of the related series.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization and Excess Interest

If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. That excess interest will first be available to absorb realized losses on the mortgage assets and thereby prevent the allocation of such realized losses to the securities and the reduction of the principal balances thereof.  Any such excess interest remaining will then be deposited into a reserve fund to cover interest and/or principal shortfalls on a later distribution date, applied as an additional payment of principal on one or more classes of the securities of the related series or, if not needed to cover shortfalls, paid to the holders of a certain class of securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding principal balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement.  Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

(1)

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

(2)

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

(3)

tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Cross-Collateralization Features

If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-collateralization feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying that cross-collateralization feature. As to any trust fund that includes a cross-collateralization feature, only assets of the trust fund will be used to provide cross-collateralization, and cross-collateralization will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-collateralization feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-collateralization from any other trust fund.

Derivative Products Related To The Securities

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products.  For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement. The derivative products will be limited to interest rate swaps, currency swaps, market value swaps, interest rate caps, floors, collars, corridors or other financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities.  Swap arrangements or other financial instruments are generally intended to meet the following goals:

•

to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•

to provide payments in the event that any index rises above or falls below specified levels; or

•

to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.  These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, currency swaps (as described in this prospectus under “Description of the Trust Funds—Cash Flow Agreements”) and market value swaps, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product.  Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See “Description of The Trust Funds—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act of 2003) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans“) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative“) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract“) the contract seller (hereinafter referred to as the “contract lender“) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower“) for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage - by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code“), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured-creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs“). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens“). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA“), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA“), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act“). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•

The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•

Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•

If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V“), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage-banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

Servicemembers’ Civil Relief Act of 2003

Under the terms of the Servicemembers’ Civil Relief Act of 2003, as amended (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

(a)

the obligation of the borrower to repay the loan evidenced thereby, and

(b)

the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act of 2003

The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under “Certain Legal Aspects of Mortgage Loans— Servicemembers’ Civil Relief Act of 2003.”

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

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is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

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is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

The following discussion addresses securities of three general types:

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REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a “real estate mortgage investment conduit,” or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

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notes representing indebtedness of the issuer for federal income tax purposes, and

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grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or certificate administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests,” or REMIC regular certificates or “residual interests,” or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences”. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the certificate administrator will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or certificate administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners or REMIC Regular Certificates—Market Discount” for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

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on the basis of a constant yield method,

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in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

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in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.  It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described therein will not apply.

If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder’s basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder’s basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder’s initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “Taxation of REMIC Regular Certificates—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

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will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

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will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

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will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

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the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

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the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

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residual interests in the entity are not held by disqualified organizations; and

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information necessary for the application of the tax described herein will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

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requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

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providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

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granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate”, which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a “financial asset securitization investment trust”, or FASIT, within the meaning of Section 860L of the Code) or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States.  These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.  Prospective purchasers of the Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

Upon the issuance of each series of notes, Thacher Proffitt & Wood llp and McKee Nelson llp, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See “REMICs—Taxation of Owners of REMIC Certificates” and “REMICs—Sales of REMIC Certificates”. Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”. Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in “REMICs—Foreign Investors in REMIC Certificates” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

New Withholding Regulations

The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are encouraged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Grantor Trust Funds

Classification of Grantor Trust Funds

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the company, will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates

Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.  However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply

If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.  Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.  If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply

Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount

If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium

If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable.  Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules

The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting

The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding

In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust certificates.

Foreign Investors

In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the prospectus supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401 (a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.  These employee benefit plans subject to ERISA and plans subject to Section 4975 of the Code are collectively referred to as plans in this prospectus.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  Accordingly, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements subject to ERISA and tax-favored plans subject to Section 4975 of the Code, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available.  Some parties in interest that participate in a prohibited transaction may be subject to sanctions including a penalty, equitable relief or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

An investment of assets of an ERISA plan in Securities may cause the underlying mortgage loans or other Assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan.  The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest” in that entity.  The DOL regulations define the term “equity interest” as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

Exceptions contained in the DOL regulations provide that an ERISA plan’s assets, called plan assets, will not include an undivided interest in each asset of an entity in which it makes an equity investment if-

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the entity is an operating company;

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the equity investment made by the ERISA plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

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“benefit plan investors” do not own 25% or more in value of any class of equity interests issued by the entity.  For this purpose, “benefit plan investors” include ERISA plans, as well as any “employee benefit plan,” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan’s investment in the entity.

Some of the rules contained in the DOL regulations provide that plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.  The depositor can give no assurance that any of the exceptions will apply.  Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan if the underlying assets of the entity are treated as plan assets.  If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available.  Securities acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL regulations, a trust, including the mortgage loans or other Assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires Certificates or Notes deemed to have “substantial equity features.”

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan.  If the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any ERISA investing plan.  In addition, if the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Underwriter Exemption

The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction 2002-41 (collectively, the “Exemption”).  The Exemption is applicable to Securities which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  Securities which may be covered by the exemption include Certificates and Notes issued by a grantor or owner trust or a REMIC or a FASIT.  These transactions include the servicing, managing and operation of trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

The Exemption sets forth eight general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption.

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First, the acquisition of Securities by an ERISA plan or with plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

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Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the Securities and the Securities are issued in a “designated transaction”. A designated transaction is generally one in which the assets consist of specified types of assets, including obligations that are secured by residential, home equity, or manufactured housing.

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Third, at the time of acquisition by an ERISA plan or with plan assets, the Securities must be rated in one of the four highest generic rating categories (three highest generic rating categories in the case of a transaction which is not a “designated transaction”) by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the exemption rating agencies.  If the LTV ratio of any one- to four-family residential or home equity loan receivables in a designated transaction held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the Securities, the Security must be rated in one of the two highest generic rating categories. However, in that case the Exemption will not apply to any subordinate securities.

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Fourth, the trustee cannot be an affiliate of any other member of the restricted group other than the underwriter.  The restricted group consists of the trustee, underwriter, depositor, master servicer, any servicer, any subservicer, the swap counterparty under any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the Securities.

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Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

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Sixth, the investing ERISA plan or plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

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Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

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Eighth, in the case of notes, customary bankruptcy law opinions must be provided to the trustee and the trust agreement must include specified bankruptcy law related protections for the noteholders.

The Exemption also requires that each trust meet the following requirements:

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the trust must consist solely of assets of the type that have been included in other investment pools;

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securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of a plan or with plan assets in reliance on  the Exemption; and

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securities in the other investment pools must have been purchased by investors other than plans for at least one year prior to any acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by a plan or with plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security by an excluded plan or with plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to plan assets of the excluded plan.  For purposes of the securities, an “excluded plan” is a plan sponsored by any member of the restricted group.

The  Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it:  (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described  in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the  exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the   Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Pre-Funding Accounts

The Exemption extends exemptive relief to Securities issued in transactions using pre-funding accounts, called a Pre-Funding Account, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date, called the DOL Pre-Funding Period.

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First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

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Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the exemption rating agency.

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Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Securities receiving a lower credit rating from the exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

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Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

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Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

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Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the exemption rating agency.

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Eighth, certain disclosure requirements must be met.

If specific conditions of Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

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the direct or indirect sale, exchange or transfer of Securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

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a borrower with respect to 5% or less of the fair market value of the assets of a trust or an affiliate of that person, provided that, the ERISA plan is not an excluded plan and, if the Securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Exemption are met;

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the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing plan assets if certain conditions are met; and

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the holding of Securities by a plan or with plan assets.

Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.  The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of securities.

Before purchasing a Security, a fiduciary or other investor of plan assets should itself confirm that the Certificates or Notes constitute “securities” for purposes of the Exemption and that the specific and general conditions and the other requirements described in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets.

Other Exemptions

Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith.  In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement.  In addition, the fiduciary or other plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts.  Other exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”).  The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the Securities offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other plan asset investor’s investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Purchase of Notes

There can be no assurance given that Notes are or will be treated as debt and not “equity interests” under the DOL regulations.  Moreover, the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Notes change.  Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL regulations, ERISA plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.  Any plan fiduciary which proposes to cause an ERISA plan to acquire any of the Notes is encouraged to consult with its counsel with respect to the applicability of the Exemption to the Notes and the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Notes.

In addition, ERISA and the Code prohibit certain transactions involving plan assets and parties in interest.  Accordingly, even if the Notes are treated as indebtedness under the DOL regulations, prior to making an investment in the Notes, investing ERISA plans should determine whether the issuer, any underwriter, the trustee, the servicer, any other servicer or any of their affiliates is a party in interest with respect to such ERISA plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

Unless otherwise stated in the related prospectus supplement, by acquiring a Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the issuer, the depositor any underwriter, the trustee, the servicer, any other servicer or any of their affiliates being a party in interest with respect to such purchaser that is an ERISA plan and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the Notes.  Alternatively, regardless of the rating of the Notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the servicer or any successor servicer which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, PTCE 83-1 OR ANY OTHER EXEMPTION, A FIDUCIARY OF AN ERISA PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY ERISA PLAN INVESTOR WHO PROPOSES TO USE PLAN ASSETS OF ANY ERISA PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any law similar to ERISA or section 4975 of the Code.

Legal Investment

Each class of securities offered pursuant to an accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (“TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS may require divestiture of such securities.  OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” asset-backed pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b)

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the “Registration Statement”). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•

New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities – Reports to Securityholders” and “Servicing Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements – Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site specified in the prospectus supplement as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood llp and McKee Nelson llp.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Accrual Period

19

ADA

85

Adjustable Rate Assets

1

Agency Securities

1

Agreement

42

ARM Loans

5

Asset Conservation Act

81

Asset Group

28

Asset Seller

1

Assets

1

Balloon Payment Assets

2

Bankruptcy Code

78

Beneficial Owner

36

Bi-weekly Assets

2

Book-Entry Securities

28

Buy Down Assets

2

Buydown Mortgage Loans

23

Buydown Period

23

Capitalized Interest Account

18

Cash Flow Agreement

19

CERCLA

10, 80

Certificates

26

Charter Act

13

CI

37

Clearstream Luxembourg

36

Clearstream, Luxembourg

37

Clearstream, Luxembourg Participants

37

Code

89

Collection Account

46

Commercial Mortgage Loans

7

Commission

5

Committee Report

92

Contingent Payment Regulations

115

Convertible Assets

2

Cooperative

72

Cooperative Corporation

38

Cooperative Loans

72

Cooperatives

3

CPR

22

Crime Control Act

84

Cut-off Date

4

DBC

37

DBS

127

Definitive Securities

28

Determination Date

28

Distribution Date

20

DTC

36

EDGAR

128

Environmental Policies

55

Euroclear

36

Euroclear Operator

38

European Depositaries

38

Exchange Act

37

Exemption

119

EYS Agreement

122

Fannie Mae

1

FDIC

46

FHA

3

Financial Intermediary

39

Freddie Mac

1

Freddie Mac Act

14

Freddie Mac Certificate Group

14

Garn-St. Germain Act

81

GEM Assets

2

Ginnie Mae

1

GPM Assets

2

HELOCs

6

Home Equity Loans

3

Housing Act

12

HUD

54

Increasing Payment Asset

2

Increasing Payment Assets

2

Indirect Participants

37

Insurance Proceeds

29

Interest Rate

30

Interest Reduction Assets

2

Land Sale Contracts

3

lease

85

lessee

85

Level Payment Assets

1

Liquidation Proceeds

29

Lock-out Date

5

Mixed Use Mortgage Loans

7

Mortgage Securities

1

Mortgaged Properties

3

Mortgages

3

Multi Family Property

3

Multifamily Mortgage Loans

7

Multifamily Properties

22

New CI

37

Nonrecoverable Advance

32

Notes

26

Offered Certificates

28

Offered Notes

28

Offered Securities

28

OTS

82

Parity Act

82

Participants

36

PCBs

79

Permitted Investments

46

Pre-Funded Amount

17

Pre-Funding Account

17

Pre-Funding Limit

122

Pre-Funding Period

17

Prepayment Premium

5

Purchase Price

44

QPAM

121

RCRA

80

Record Date

28

Registration Statement

128

Related Proceeds

32

Relevant Depositary

38

Relief Act

84

REMIC Securities

41

REO Property”)

34

RICO

84

Rules

39

Sales of Grantor Trust Certificates

110

Securities

26

Servicemen’s Readjustment Act

17

Servicing Standard

50

Single Family Property

3

SPA

22

Special servicer

58

Step-up Rate Assets

2

Stripped Agency Securities

15

Subsequent Assets

17

Superliens

80

Terms and Conditions

38

Title V

83

Title VIII

83

UCC

37

UST

80

VA

4

VA Guaranty Policy

55

Value

4

Warranting Party

45

$516,039,670

(Approximate)

Deutsche Alt-A Securities, Inc.

Depositor

DB Structured Products, Inc.

Sponsor

DEUTSCHE ALT-B SECURITIES MORTGAGE LOAN

TRUST, SERIES 2007-AB1

Mortgage Pass-Through Certificates

Prospectus Supplement

Dated April 13, 2007

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank Securities

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.